SCHEDULE 14C INFORMATION
                    Proxy Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

[ X ] Filed by the Company

[   ] Filed by a party other than the Company


Check the appropriate box:

[ X ]  Preliminary Proxy Statement

[   ]  Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[   ]  Definitive Proxy Statement

[   ]  Definitive Additional Materials

[   ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                               GLOBALMEDIA.COM
  ----------------------------------------------------------------------------
                  (Name of Company as Specified in Its Charter)

     Payment of filing fee (Check the appropriate box):

     [ X ] No fee required

     [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

          (1) Title of each class of securities to which transaction applies:

          --------------------------------------------------------------

          (2) Aggregate number of securities to which transaction applies:

          --------------------------------------------------------------

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          --------------------------------------------------------------

          (4) Proposed maximum aggregate value of transaction:

          --------------------------------------------------------------

          (5) Total fee paid:

          --------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

          -------------------------

          (2) Form, Schedule or Registration Statement No.:

          -------------------------

          (3) Filing Party:

          -------------------------

          (4) Date Filed:

          -------------------------

                                 GLOBALMEDIA.COM

                                 PROXY STATEMENT

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                            To Be Held June 30, 2000

TO THE SHAREHOLDERS OF GLOBALMEDIA.COM

NOTICE   HEREBY  IS  GIVEN   that  a  Special   Meeting   of   Shareholders   of
GLOBALMEDIA.COM, a Nevada corporation (the "Company"), will be held at the Company's office, 400 Robson Street, Vancouver, British Columbia, on June 30, 2000, at 10:00 a.m., Pacific Standard Time, and at any and all adjournments thereof, for the purpose of considering and acting upon the following Proposals:


Proposal No.  1.  APPROVAL  OF THE  POTENTIAL  ISSUANCE  OF IN  EXCESS OF TWENTY
                  PERCENT OF THE OUTSTANDING COMMON STOCK


This Special Meeting is called as provided for by Nevada law and the Company's By-laws.

Only holders of the outstanding Common Stock of the Company of record at the close of business on June 2, 2000 will be entitled to notice of and to vote at the Meeting or at any adjournment or adjournments thereof.

All shareholders, whether or not they expect to attend the Special Meeting of Shareholders in person, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope which requires no additional postage if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.


BY ORDER OF THE BOARD OF DIRECTORS.



L. James Porter
SECRETARY

                                 PROXY STATEMENT

                         SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 30, 2000

                               GENERAL INFORMATION

The enclosed Proxy is solicited by and on behalf of the Board of Directors of GLOBALMEDIA.COM, a Nevada corporation (the "Company"), for use at the Company's Special Meeting of Shareholders (the "Meeting") to be held at the Company's office, 400 Robson Street, Vancouver, British Columbia, on the 30th day of June, 2000 at 10:00 a.m. Pacific Standard Time, and at any adjournment thereof. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's shareholders on or before June 9, 2000.

Any person signing and returning the enclosed Proxy may revoke it at any time before it is voted by giving written notice of such revocation to the Company, or by voting in person at the Meeting. The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its Directors, Officers and employees to solicit proxies personally or by telephone without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.

All shares represented by valid proxies will be voted in accordance therewith at the Meeting. Shares not voting as a result of a proxy marked to abstain will be counted as part of total shares voting in order to determine whether or not a quorum has been achieved at the Meeting. Shares registered in the name of a broker-dealer or similar institution for beneficial owners to whom the broker-dealer distributed notice of the Special Meeting and proxy information and which such beneficial owners have not returned proxies or otherwise instructed the broker-dealer as to voting of their shares, will be counted as part of the total shares voting in order to determine whether or not a quorum has been achieved at the Meeting. Abstaining proxies and broker-dealer non-votes will not be counted as part of the vote on any business at the Meeting on which the shareholder has abstained.



SHARES OUTSTANDING AND VOTING RIGHTS

All voting rights are vested exclusively in the holders of the Company's Common Stock with each common share entitled to one vote. Only shareholders of record at the close of business on June 2, 2000 are entitled to notice of and to vote at the Meeting or any adjournment thereof. On June 2, 2000 the Company had 23,569,986 shares of its Common Stock outstanding, each of which is entitled to one vote on all matters to be voted upon at the Meeting. No fractional shares are presently outstanding. Thirtythree and one half percent of the Company's outstanding voting stock represented in person or by proxy shall constitute a quorum at the Meeting. The affirmative vote of a majority of the votes cast, providing a quorum is present, is necessary to approve the matter to be voted upon at the Special Meeting.




SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth the persons known to the Company as beneficially owning more than five percent (5%) of the outstanding shares of the Company (23,569,986 as of May 26, 2000 and 25,532,242 when adjusted for currently exercisable options), the directors and officers and number of shares of the Company's Common Stock beneficially owned, by individual directors and executive officers and by all directors and executive officers of the Company as a group.


Name and Address (1)    Amount and Nature                % of
of Beneficial Owner     of Beneficial Owner(2)           Class (2)
-------------------------------------------------------------------------

Michael Metcalfe          14,017,170  (3)                55.6%

Robert Fuller              2,005,170  (4)                 7.9%

Winston V. Barta             299,000  (5)                 1.2%

Jack MacDonald                55,000  (6)                   *

Barr Potter                  125,000  (7)                   *

L. James Porter              184,000  (8)                   *

Monte Walls-Burris           255,667  (9)                 1.0%

Jeffrey Mandelbaum           640,000  (10)                2.5%

Gary Slaight                  10,416  (11)                  *

Paul Sullivan                      0                        *

All Officers and          17,581,423   (2)               68.9%
Directors as
a Group(9 persons)

(1) The address for the listed officers and directors is GlobalMedia.com, 400 Robson Street Vancouver, BC V6B 2B4

(2) Shares that a person has the right to acquire within 60 days are treated as outstanding for determining the amount and percentage of common stock owned by such person but are not deemed to be outstanding as to any other person or group. * denotes holdings of less than 1%.

(3) Includes currently exercisable options to purchase 417,170 shares of common stock.

(4) Includes (a) currently exercisable options to purchase 417,170 shares of common stock owned by Mr. Fuller, and (b) 200,000 shares owned by Mr. Fuller's spouse.

(5) Includes currently exercisable options to purchase 250,000 shares of common stock.

(6) Includes currently exercisable options to purchase 25,000 shares of common stock.

(7) Includes of currently exercisable options to purchase 115,000 shares of common stock.

(8) Consists of 16,500 shares directly owned and currently exercisable options to purchase 167,500 shares of common stock.

(9) Includes currently exercisable options to purchase 250,000 shares of common stock.

(10) Includes currently exercisable options to purchase 70,000 shares of common stock..

(11) Consists of currently exercisable options to purchase 10,416 shares of common stock.. Mr. Slaight also disclaims beneficial ownership in the 338,983 shares held by Standard Radio, Inc., of which Mr. Slaight is President.

Michael Metcalfe, our Chairman and majority shareholder, is able to control substantially all matters requiring approval by our stockholders, including the election of directors, amendments to our articles of incorporation, and mergers or other business combination transactions. Mr. Metcalfe's substantial equity stake could also make us a much less attractive acquisition candidate to potential acquirers, because Mr. Metcalfe alone could have sufficient votes to prevent the approval or the tax-free treatment of an acquisition.



PROPOSAL NO.  1.  APPROVAL  OF THE  POTENTIAL  ISSUANCE  OF IN  EXCESS OF TWENTY
                  PERCENT OF THE OUTSTANDING COMMON STOCK


On April 28, 2000, the Company and RGC International Investors, LDC (the "Investor") entered into a Securities Purchase Agreement which provides for the sale and issuance in two separate closings of two new series of convertible preferred stock of the Company. In the first closing pursuant to the Securities Purchase Agreement, which occurred on April 28, 2000, the Company issued and sold to the Investor, for an aggregate purchase price of $5,000,000, 5,000 shares of Series B Convertible Preferred Stock (the "Series B Preferred Stock") and five year warrants to purchase an aggregate of 388,500 shares of Common
Stock at a purchase price of $7.0785 per share (the "Series B Warrants") (collectively, the "First Closing"). The Series B Preferred Stock and Series B Warrants were sold in a private placement pursuant to Regulation D under the Securities Act of 1933, as amended.

The Securities Purchase Agreement also provides for the issuance and sale to the Investor of 5,000 shares of the Company's Series C Convertible Preferred Stock (the "Series C Preferred Stock" and, together with the Series B Preferred Stock, the "Preferred Stock"), and the issuance to the Investor of warrants to purchase additional shares of Common Stock in connection therewith (the "Series C Warrants" and, together with the Series B Warrants, the "Warrants")
(collectively, the "Second Closing"), subject to certain conditions being satisfied, none of which are within the control of the Investor. The price of the Series C Preferred Stock and Series C Warrants will be based on the market price of the Common Stock at the time of the Second Closing.

The Series B Preferred Stock is convertible from time to time at the option of the Investor into shares of the Company's Common Stock based upon the lesser of a fixed conversion price of $6.435 or a variable conversion price based on the future market price of the Common Stock. As described in the Certificate of Designations, Preferences and Rights of the Series B Preferred Stock (the "Series B Certificate of Designations"), the variable conversion price is equal to 100% (or 80% in the event the Company's Common Stock is delisted from the Nasdaq Stock Market) of the average of the seven consecutive lowest closing bid prices during the 35 trading day period immediately prior to conversion.

The Series C Preferred Stock will be convertible from time to time at the option of the Investor into shares of the Company's Common Stock based upon the lesser of a fixed conversion price of $7.40 or a variable conversion price based on the future market price of the Common Stock. As described in the Certificate of Designations, Preferences and Rights of the Series C Preferred Stock (the "Series B Certificate of Designations"), the variable conversion price is equal to 100% (or 80% in the event the Company's Common Stock is delisted from the Nasdaq Stock Market) of the average of the seven consecutive lowest closing bid prices during the 35 trading day period immediately prior to conversion.

At the time of conversion of each share of Series B Preferred Stock and the Series C Preferred Stock, the Investor has and will have the option to purchase, at a per share price equal to the conversion price in effect at the time of conversion, a number of additional shares of Common Stock equal to the number of shares into which the Series B Preferred Stock or the Series C Preferred Stock is being converted (the "Investment Options"). The exercise in full of the Investment Options could result in an additional $5,000,000 being invested by the Investor, for a total of $10,000,000 for the Series B Preferred Stock and an additional $5,000,000 being invested by the Investor, for a total of $10,000,000 for the Series C Preferred Stock. To the extent not previously converted and subject to certain conditions and limitations as set forth in the Series B Certificate of Designations, the Series B Preferred Stock will automatically convert into Common Stock on April 28, 2003 and the Series C Preferred Stock will automatically convert into Common Stock on the third anniversary of the Second Closing.

The Company intends to use the proceeds from the Second Closing of approximately $5,000,000 for working capital and general corporate purposes.

The Series B Preferred Stock does not have voting rights and the Series C Preferred Stock will not have voting rights, except that the holders of each such class will have voting rights with regard to issues directly affecting the class.

Pursuant to a Registration Rights Agreement entered into between the Company and the Investor, the Company is obligated to file with the Securities and Exchange Commission, no later than June 14, 2000, a Registration Statement to register for resale the shares of the Company's Common Stock which may be acquired upon conversion of, and exercise of the Investment Options relating to, the Preferred Stock and upon exercise of the Warrants.

Notwithstanding certain limitations in the Certificate of Designations on the number of shares into which the Series B Preferred Stock and the Series C Preferred Stock could be converted at any one time, the aggregate number of shares of Common Stock issuable in connection with the RGC International Investors Transaction is potentially more than 19.99% of the number of shares of Common Stock outstanding. Consequently, for the reasons described below, the Board of Directors determined to submit to the shareholders of the Corporation for their approval the potential issuance of Common Stock in excess of 19.99% of the outstanding Common Stock pursuant to the conversion of Series B Preferred Stock, the Series C Preferred Stock, the Investment Options and the exercise of the B and C Warrants (the "Potential 20% Common Stock Issuance").

The Board of Directors recommended shareholder approval of the Potential 20% Common Stock Issuance for several reasons. First, approval is expected to satisfy Nasdaq Stock Market Rule 4310(25)(H)(the "Nasdaq 20% Rule"), which obligates a company with securities listed on the Nasdaq Stock Market to obtain shareholder approval prior to the issuance in a private transaction of common stock (or securities convertible into or exercisable for common stock) equal to twenty percent of the company's outstanding shares of Common Stock. Second, the Corporation agreed under the Securities Purchase Agreement to use its best efforts to secure such approval. Finally, obtaining shareholder approval of the Potential 20% Common Stock Issuance will enable the Corporation to close on the Sale of the Series C Preferred Stock thereby obtaining not less than an additional $5,000,000.



NUMBER OF SHARES REQUIRED FOR APPROVAL OF PROPOSAL NO. 1

The affirmative vote of the holders of a majority of the shares represented at the meeting and entitled to vote (11,784,994 shares of 23,569,986 if all shares outstanding as of June 2, 2000 are represented at the meeting) is required to approve Proposal No. 2.


RISK FACTORS

We have a limited operating history with minimal operating revenues to date. We anticipate operating losses and negative operating cash flow for fiscal 2000, and anticipate achieving cash flow breakeven in fourth quarter fiscal 2001 and profitability during fiscal 2002. The success of our Internet operations will depend on the continued growth of broadband access to the Internet, the viability of our unproven business model, the continued implementation of our Network Associate Programs, continuing existing and developing new relationships with strategic partners and key vendors, and the availability of additional capital as required. Our business is subject to intense competition, rapid technological change, government regulation and legal uncertainties associated with the Internet, e-commerce, systems interruptions and security risks.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS FOR THE FISCAL YEAR ENDED JULY 31, 1999

--------------------------------------------------------------------------------
This section contains forward-looking statements that involve risks and uncertainties. These forward-looking statements are not guarantees of our future performance. They are subject to risks and uncertainties related to business operations, some of which are beyond our control. Our actual results may differ materially from those anticipated in these forward-looking statements. SEE "Cautionary Note Regarding Forward-Looking Statements."
--------------------------------------------------------------------------------

OVERVIEW

We were incorporated in April 1997 and acquired Westcoast Wireless Cable Ltd. in May 1997 from our controlling shareholder. We discontinued Westcoast's historical operations, the sale and servicing of direct-to-home satellite broadcast hardware and programming services, in the fourth quarter of fiscal
1998, and discontinued our other historical operations, the operation of an investor relations call center, in the third quarter of fiscal 1999. SEE " Discontinued Operations." We launched our main e-commerce site in May 1999. We have entered into our first network associate contracts for private label e-commerce sites, and we do not anticipate launching our Broadcast Network until December 1999.

Since our inception, we have incurred significant losses, including losses from our discontinued operations. Since refocusing our business on the online merchandising of entertainment products and the offering of streaming media services, we have continued to incur net losses, resulting primarily from costs related to developing our e-commerce products and our Web sites, developing or acquiring technologies to be used in our business and general corporate overhead, and have generated minimal revenues from our new operations. We expect to continue incurring net losses for the foreseeable future, as we plan to invest heavily in:

   -     promoting our Network Associate program;

   -     completing, launching and marketing our Broadcast Network;

   - enhancing our e-commerce site and improving its reliability and functionality;

   -     development of infrastructure and applications;

   -     marketing and promotion; and

   -     hiring additional employees.

We believe these expenditures are necessary to attract more customers to our site and the Web sites of our network associates, and to generate greater online revenues. However, if our revenue growth is slower than we anticipate or our operating expenses exceed our expectations, our losses will be significantly greater. We may never achieve or sustain profitability.

Our revenues for the foreseeable future will depend primarily on the number of visitors that we are able to attract to our site and that our network associates are able to attract to their sites, and on how many of those visitors purchase our products. Our Broadcast Network revenues will also depend to a significant extent on our ability to attract customers (such as radio and television stations) for these streaming media services. We cannot forecast with any degree of certainty the number of visitors to our online or the Web sites of our network associates, the number of visitors that will become customers, the number of customers we will be able to secure for our streaming media services, or the amount of entertainment product sales and streaming media services revenues.

Because of our discontinued operations, and because of the seasonality inherent in a retail business, our results of operations discussed below are not necessarily indicative of the results you should expect for any future comparable period. SEE " - Seasonality". Inflation has not historically had any material effect on our operations.


RESULTS OF OPERATIONS

--------------------------------------------------------------------------------
NOTE: The financial results contained in the following discussion have been restated to exclude our discontinued call center and home satellite businesses. For summary financial results from those operations, SEE " - Discontinued Operations."
--------------------------------------------------------------------------------

YEAR ENDED JULY 31, 1999 COMPARED TO YEAR ENDED JULY 31, 1998

         NET REVENUES. We had $7,091 in revenues from our e-commerce operations in fiscal 1999, and none in fiscal 1998, as our internet-focused business did not begin generating revenue until after the end of fiscal 1999. SEE " - Recent Events."

         OPERATING EXPENSES. Our operating expenses increased 658% to $2,312,426 in fiscal 1999, from $304,919 in fiscal 1998. This increase was due primarily to compensation expense relating to stock option grants to our employees and directors, increased legal, accounting and other expense related to being a public reporting company, expenses related to our new facility, and development and launch of our internet sites and our network associate programs, as follows:

- - Advertising and marketing expenses increased 911% to $67,672 in fiscal 1999, from $6,691 in fiscal 1998, due to investigations regarding development of the e-commerce model, marketing of the network associate program, and related press releases.

- - Amortization increased 893% to $297,655 in fiscal 1999, from $29,973 in fiscal 1998, due primarily to our acquisition of additional capital assets and the amortization of costs associated with our financing activities.

- - Professional fees increased 57% to $146,367 in fiscal 1999, from $93,505 in fiscal 1998, due primarily to the issuance of stock options in lieu of consulting fees.

- - Shareholder communication expenses increased 306% to $218,969 in fiscal 1999, from $53,995 in fiscal 1998, due primarily to press releases and other costs of becoming a publicly-traded company.

- - Technical operations and development expense were $203,420 in fiscal 1999, as compared and zero in fiscal 1998. These expenses were primarily due to non-software related costs of developing our e-commerce and streaming media technology.

- - Travel expense increased 772% to $184,572 in fiscal 1999, from $21,174 in fiscal 1998, due primarily to travel relating to development of strategic alliances, working with web site designers and developers, attending industry related conferences, and meeting with potential financing sources.

- -We incurred stock option compensation expenses of $548,800 in fiscal 1999, compared to none in fiscal 1998, as the result of issuing stock options to certain officers and employees of Global Media for less than the market trading price of our common stock on the date we began trading on the OTC Bulletin Board. SEE "Certain Transactions."

         INTEREST. We earned $76,842 in interest income in fiscal 1999, compared to zero in fiscal 1998, on the funds received in our Convertible Debenture and Warrant Offering. We incurred interest expense of $210,855 in fiscal 1999, compared to $1,298 in fiscal 1998. This increase was due primarily to interest accruing on the Rolling Oaks Enterprises, LLC loan, the Convertible Debenture and the Shareholder loans. SEE "- Liquidity and Capital Resources" and "Certain Transactions."

         NET LOSS FROM CONTINUING OPERATIONS. We experienced a $2,228,493 net loss from continuing operations for fiscal 1999, up 631% from our $304,919 net loss from continuing operations for fiscal 1998, due primarily to the increase in operating expenses and the lack of revenues from continuing operations.

         NET LOSS FROM ALL OPERATIONS. We experienced a $2,231,074 net loss from all operations for fiscal 1999, up 393% from our $452,828 net loss from all operations for fiscal 1999. SEE " - Discontinued Operations."


LIQUIDITY AND CAPITAL RESOURCES

--------------------------------------------------------------------------------
NOTE: The financial results contained in the following discussion have been restated to exclude our discontinued call center and home satellite businesses. For summary financial results from those operations, SEE " - Discontinued Operations." This section should be read in conjunction with "Results of Operations", above.
--------------------------------------------------------------------------------

YEAR ENDED JULY 31, 1999 COMPARED TO YEAR ENDED JULY 31, 1998

         FINANCING   ACTIVITIES.   We  financed  our   operations   and  capital
expenditures in fiscal 1999 primarily from the proceeds of common stock sales and loans from stockholders and third-party lenders.

                  COMMON STOCK. Cash received upon the exercise of stock options was $393,250 in fiscal 1999, due to the exercise of 769,500 options. No stock options were exercised in fiscal 1998. However, cash received from sales of common stock was $221,267 in fiscal 1998.

                  LOANS. In fiscal 1999, we obtained cash from three loans. The loans consisted of (a) a one-year loan of $500,000, with a 24% interest rate, from Rolling Oaks Enterprises, LLC, (b) $299,549 in net short-term loans from stockholders and affiliates, as compared to $48,176 in fiscal 1998, and (c) $8.5 million from our May 1999 convertible debenture offering which was offset by a finder's fee of $510,000. The Rolling Oak loan was paid off from the proceeds of the convertible debenture offering. We have entered into agreements with the stockholders to convert 50% of the loans into common stock and the remaining 50% into notes that will be repaid with interest within the next year. The convertible debenture was converted into 8,500 shares of our Series A preferred stock on July 19, 1999. SEE " - Recent Events." In addition, we obtained lines of credit from three of our suppliers, which are secured by $170,000 in term deposits funded from the proceeds of our convertible debenture offering. These lines of credit expire on either May 12, 2000 or June 14, 2000.

         CAPITAL EXPENDITURES AND COMMITMENTS. Our capital expenditures increased 682% to $1,483,360 in fiscal 1999, from $189,706 in fiscal 1998, primarily as the result of capitalized development costs for our Web sites and computer hardware and software purchases. As of July 31, 1999, we had no material commitments outstanding for purchases of additional capital assets, except for our April 20, 1999 engagement of RealNetworks to perform consulting services in connection with the design and development of our Broadcast Network. Under the terms of the agreement, as amended on June 4, 1999, we are required to make payments totaling $3,655,000 over the duration of the project with the final payment date projected to be December 21, 1999.

         WORKING CAPITAL (DEFICIENCY). At July 31, 1999, we had working capital of $5,289,038 and a working capital ratio of 8.32. At July 31, 1998, we had a working capital deficiency of $279,214 and a working capital ratio of .26.


RECENT EVENTS

OFFERING TO RGC INTERNATIONAL INVESTORS LDC.

         CONVERTIBLE DEBENTURE. In May 1999, we raised $8.5 million through the sale of a convertible debenture, in the original principal amount of $8.5 million to RGC International Investors LDC. The debenture and warrants were sold pursuant to a Securities Purchase Agreement between us and RGC, in a private placement pursuant to Regulation D under the Securities Act of 1933.

         WARRANTS. In connection with the issuance of the convertible debenture, we issued RGC a five-year warrant to purchase 680,000 shares of Common Stock. These warrants are exercisable at $8.3475 per share (135% of the average closing bid price of our common stock for the three trading days ending April 30, 1999, the date RGC committed to the investment). In addition, we issued warrants to purchase 62,769 shares of Common Stock to the placement agents in that offering, for an exercise price of $8.125 per share. The placement agent warrants contain piggyback registration rights provisions.

         CONVERSION INTO PREFERRED STOCK. The debenture was convertible at our option into shares of Series A preferred stock pending satisfaction of certain conditions, including stockholder approval of an amendment to our articles of incorporation creating 100 million shares of preferred stock and authorizing our board of directors to designate the number and the rights, preferences, privileges and restrictions of that preferred stock from time to time in series and certain corporate filings with the Nevada Secretary of State. On July 19, 1999, having satisfied those conditions, we exercised our right to convert the debenture into 8,500 shares of Series A preferred stock.

         TERMS OF PREFERRED STOCK. The stated value of each share of Series A preferred stock ($1,000), plus an amount accruing thereon at the rate of 5% per annum, is convertible from time to time into shares of our common stock based upon the lesser (a) a fixed conversion price of $8.125, which is 130% of the three-day average ending April 30, 1999, the date RGC committed to the investment, or (b) a variable conversion price equal to 100% of the future market price of the common stock at the time of conversion. The Series A preferred stock has no voting rights, except that the holders of the Series A preferred stock have the right to vote on issues directly affecting the Series A preferred stock as a class. Under certain circumstances, Global Media may be required to redeem the Series A preferred stock upon the occurrence of certain events that are within the control of Global Media.

         NASDAQ LISTING. The fixed conversion price and the applicable percentage of the future market price used in the variable conversion price calculation are subject to downward adjustment if our common stock is not listed on the Nasdaq National Market or the Nasdaq SmallCap Market by November 6, 1999. We have requested RGC to consider extending this date for a period sufficient to prepare and file an application that includes this Form 10-KSB and for that application to be processed by Nasdaq. However, there is no assurance that an extension of the filing date will be granted or that our Nasdaq listing will be approved. If either of these events occurs, the decrease in the fixed and variable conversion prices will increase the number of shares of Common Stock issuable upon conversion, which could cause substantial dilution to other holders of our Common Stock.

         RELATED INVESTMENT OPTIONS. Under the terms of the Series A preferred stock, RGC or its assigns have the option, exercisable simultaneously with their conversion of the Series A preferred stock into common stock from time to time, to purchase an equal number of additional shares of common stock at a per share price equal to the conversion price in effect at the time of conversion. Without giving effect to the accrual of additional amounts on the stated value of the Series A preferred stock since May 6, 1999, the exercise in full of the these investment options could result in an additional $8.5 million being invested by RGC, for a total investment by RGC of $17 million. To the extent not previously converted, the shares of Series A preferred stock will automatically convert into common stock on May 6, 2002.

         REGISTRATION OF UNDERLYING COMMON SHARES. Effective as of August 26, 1999, Global Media registered, on a Form SB-2 Registration Statement, 7,443,153 shares of our common stock which the selling holders of those shares may acquire on conversion or exercise of shares of the outstanding Series A convertible preferred stock, related warrants and related investment options. As of October 25, 1999, none of our Series A preferred stock or related warrants had been converted into shares of Common Stock. SEE "Market for Common Equity - Recent Sales of Unregistered Securities - Convertible Debenture Offering and Conversion to Preferred Stock."

LOAN REPAYMENT.

In May 1999, we repaid the $500,000 loan from Rolling Oaks Enterprises, LLC, plus $48,200 in accrued interest, from the proceeds of the convertible debenture offering described above.

LAUNCH OF E-COMMERCE SITE.

We launched a beta version of our online store in May 1999 and commercially launched it under the name "store.globalmedia.com" in October 1999. We adopted an initial pricing policy intended to result in a small initial volume of transactions while site development and systems integration was fully completed. We reduced prices during the first quarter of fiscal 2000. We intend to continue reducing prices during fiscal 2000, which we expect to result in increased sales. We do not anticipate earning significant revenues until we implement the pricing changes and launch a substantial number of private label online stores for associates participating in our Network Associate program.

SHAREHOLDER LOAN RESTRUCTURE.

Effective July 26, 1999, we completed a restructure of loans received from Bennett Metcalfe, and from a company affiliated with Robert Fuller. SEE "Certain Transactions." In that restructure, we issued the following shares of common stock and promissory notes pursuant to the exemption from registration contained in Section 4(2) of the Securities Act:

- - 20,320 shares of common stock and a promissory note for $127,000 in initial principal balance to Bennett Metcalfe; and

- - 12,215 shares of common stock and a promissory note for $74,886 in initial principal balance to Sandcastle Inn Ltd.

STRATEGIC RELATIONSHIP WITH STANDARD RADIO, INC.

In first quarter fiscal 2000, we entered into a letter of intent for a strategic relationship with Standard Radio, Inc., which is expected to close by the end of October 1999. In that letter of intent (a) Standard agrees to invest $2,000,000 into Global Media in exchange for 338,983 shares of Common Stock at a purchase price of $5.90 per share, (b) Standard's president, Gary Slaight, will be appointed to a seat on our Board of Directors and granted options to purchase 125,000 shares of Common Stock, (c) eight members of Standard's management team would form a marketing advisory committee of Global Media, for which each would receive unvested options to purchase up to 20,000 shares of Common Stock, (d) each of the radio stations owned and controlled by Standard now and for the next three years agrees to become e-commerce and broadcast associates of Global Media, and (e) Standard will have the right to approve agreements between Global Media and radio stations which compete in the same genre and locale as each of Standard's stations in Canada. Global Media expects this relationship to provide significant opportunities for future revenues and growth, in addition to the initial cash investment. SEE "Business - Strategic Relationships - Standard Radio, Inc." Our business may be negatively affected if the transactions described in the Standard Letter of Intent do not close.

FUTURE CAPITAL REQUIREMENTS

We expect negative cash flow from operations to continue for fiscal 2000, as we continue to develop and market our internet-focused operations, and anticipate achieving breakeven in fiscal 2001 and profitability during fiscal 2002. However, we currently anticipate that our available funds will be sufficient to meet our anticipated needs for working capital, capital expenditures and business expansion through fiscal 2000.

We may need to raise additional funds sooner in order to fund more rapid expansion, to develop new or enhanced services or products, to respond to competitive pressures or to acquire complementary products, businesses or technologies. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders will be reduced, stockholders may experience additional dilution and such securities may have rights, preferences and privileges senior to those of our common stock.

There can be no assurance that additional financing will be available on terms favorable to us or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to develop or enhance services or products, respond to competitive pressures, fund expansion or take advantage of unanticipated acquisition opportunities. Such inability could negatively impact our business.

SEASONALITY

We expect our operating results to fluctuate significantly from period to period. Both seasonal fluctuations in internet usage and traditional retail seasonality may affect our business. Internet usage generally declines during the summer. Sales in the traditional retail book and music industries usually increase significantly in the fourth calendar quarter of each year and are correspondingly lower in other quarters. If similar seasonal patterns emerge in e-commerce, our revenues may vary significantly from period to period.

FOREIGN CURRENCY TRANSLATION

We have translated our monetary assets and liabilities which are denominated in a foreign currency into U.S. dollars at the period-end exchange rate, and have translated other balances at the rates in effect on the dates of the transaction. We have translated our income and expense items at the average exchange rates prevailing during the fiscal period. Exchange gains and losses arising on translation are reflected in net income for the period.


DISCONTINUED OPERATIONS

CALL CENTER BUSINESS.

Our discontinued call center business provided small U.S. and Canadian public companies with investor relations and information dissemination services in various industries, using its customized contact management software and contact database. This database was based in part on the customer list from our home satellite business. SEE "-Home Satellite Business." We began our call center business in the first quarter of fiscal 1998 and discontinued it in the third quarter of fiscal 1999, due to the difficulty of replacing a terminated key employee and our decision to focus on e-commerce activities. We have accounted for the call center business as a discontinued operation, and accordingly, its operations have been segregated in the accompanying consolidated statements of operations. The following chart summarizes Global Media's revenue and expenses from the call center business:

                                                        Years Ended
                                                          July 31,
                                            ------------------------------------
                                                  1998               1999
                                            ------------------------------------

Total revenue                                   $326,279            $20,130

General and administrative expenses              217,666            $20,130
                                                --------            -------

Net profit (loss)                               $108,613              $0
                                                ========              ==


HOME SATELLITE BUSINESS.

Westcoast Wireless Cable Ltd., one of our wholly-owned subsidiaries, was in the business of direct marketing of home satellite programming and hardware since May 1994. Our president, Michael Metcalfe, was originally the sole owner of Westcoast. Global Media acquired all of the stock of Westcoast from Mr. Metcalfe in May 1997, in exchange for 8,000,000 shares of Global Media's common stock and $100,000 in cash. SEE "Certain Transactions." Westcoast discontinued its home satellite operations in the fourth quarter of fiscal 1998 following a decision by the Canadian Federal Court of Appeal in November, 1997 prohibiting the sale of U.S.-based satellite and programming services in Canada. Westcoast has been accounted for as a discontinued operation, and accordingly, its operations have been segregated in the accompanying consolidated statements of operations. The following chart summarizes Westcoast's revenue and expenses:


                                                               Year Ended
                                                              July 31, 1998
                                                            ----------------

                  Total revenue                                    $591,938
                  Cost of sales                                     418,167
                  Commission paid                                   133,934
                                                            ----------------
                  Gross profit                                       39,837
                  General and administrative expenses               305,041
                  Income tax recovery                                 8,682
                                                            ----------------

                  Net profit (loss)                              $(256,522)
                                                            ================


RECENT ACCOUNTING PRONOUNCEMENTS

The Financial Accounting Standards Board has issued SFAS133, "Accounting for derivative instruments and hedging activities". SFAS 133 is effective for financial statements for fiscal years beginning after June 15, 2000. We are unable to predict to what extent, if any, that our business will be effected once SFAS 133 is effective.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE SIX MONTH PERIOD ENDED JANUARY 31, 2000


OVERVIEW

QUARTER ENDED JANUARY 31, 2000

During the quarter ended January 31, 2000, our management structure was substantially enhanced by the addition of several senior executives, including the addition of Jeff Mandelbaum as President. Mr. Mandelbaum comes to us from RealNetworks, Inc. where he was Vice President of Media Systems Sales. In that position, he had line responsibility for sales and services in the Americas regions and drove strategic opportunities worldwide. Mr. Mandelbaum was brought on to support the shift in our focus from development to sales.

During  the  quarter  we  continued  to  refine  our  e-commerce  and  streaming infrastructure while expanding our clientele of network and broadcast associates. Included in this development was the successful design and testing of our video broadcasting solution which will be commercially implemented in thethird quarter of fiscal 2000. As of January 31, 2000, we had signed up 77 network associates (representing 161 unique e-commerce sites and 27 broadcast associates). Of these, 134 e-commerce sites were online and 4 broadcasting associates were streaming by quarter end. This compares to 59 network associates (representing 104 unique e-commerce sites and 12 broadcasting associates) signed up as of October 31, 1999, of which 68 e-commerce sites and 3 broadcasting associates were implemented at that time.

Also during the second quarter of fiscal 2000, nine of our proprietary simulated live internet only radio stations were added to the station directory of the RealPlayer 7 streaming media player, which was launched by RealNetworks on November 8, 1999.

We commenced the quarter with 81 full time staff and ended the quarter with 101. We currently employ 108 full time staff members.

We have continued to experience significant growth subsequent to quarter end. As of March 10, 2000, we had signed up 101 network associates (representing 173 unique e-commerce sites and 36 broadcast associates).

OUR BUSINESS

We offer an award winning streaming media broadcasting solution to radio and television stations and internet sites through our Global Media Broadcast Network program. The centerpiece of our Broadcast Network solution is the Global Media Player, a streaming media player developed in conjunction with RealNetworks, Inc. The Global Media Player is private-label branded for our broadcasting associates and enables listeners to stream live and simulated live audio, video and other multimedia content such as radio feeds from our 10 proprietary music stations and from the stations of each of our broadcast associates.

Our broadcasting solutions are integrated into an e-commerce backend. Through this e-commerce facility, we sell music CDs and cassettes, home videos and digital video discs (DVDs), books and other entertainment products. Sales are made through our own online store and through the private-label storefronts which we create for the network associates in our Global Media Network program. Visitors to those storefronts can place merchandise orders from the storefront on our network associates' Web sites, which we then process through our e-commerce backend solution and fulfill through our fulfillment partners.

We commercially launched our Broadcast Network program with the alpha version of the Global Media Player in January 2000, and expect to incorporate our streaming video solution into the Broadcast Network during the third quarter of fiscal
2000. When our Broadcast Network is fully integrated with our e-commerce solution, our network associates can offer their customers a tightly integrated entertainment and online shopping experience. For example, accessing our Broadcast Network will enable a network associate's customers to listen to live music programming through the Global Media Player and purchase CDs of the featured artists at the same time.

We launched a beta version of our own e-commerce site in May 1999 to demonstrate our e-commerce solution, and commercially launched our own online store in
September 1999, which was significantly revised on November 29, 1999 to offer greater functionality and ease of use. Our online store combines an extensive catalogue of music, books, videos and other entertainment products, with easy-to-use navigation and search capabilities and entertainment-focused content. Additionally, visitors can download the Global Media Player for free. We are continuing the further development of our online store and e-commerce backend to provide additional features and content and expect that these enhancements will improve the revenue generating potential of our own store and the stores of our network associates.

Since inception of our internet-focused business plan, we have incurred significant losses resulting primarily from costs related to developing our e-commerce products and our Web sites, developing or acquiring technologies to be used in our business and general corporate overhead, and have generated minimal revenues from our operations. We expect to continue incurring net losses for the foreseeable future, as we plan to invest in:

       - promoting our Network Associate program;

       - enhancing our e-commerce site and improving its reliability and functionality;

       - developing our infrastructure and applications; and

       - hiring additional employees.

Our revenues for the foreseeable future will likely derive primarily from advertising, product sales and broadcasting related fees and will depend primarily on the number of network and broadcast associates that we sign up, the number of listeners on our simulated live stations and the live stations of our network associates, the number of visitors that we are able to attract to our online store and that our network associates are able to attract to their stores, and on how many of those visitors purchase products we offer for sale. Our Broadcast Network revenues will also depend to a significant extent on our ability to attract customers (such as radio and television stations) for these streaming media services. We have initiated a program to market streaming media consulting and development services and expect that over time this service line could become a significant revenue contributor. We cannot forecast with any degree of certainty the number of visitors to our online store or the stores of our network associates, the number of visitors that will become customers or the number of customers we will be able to secure for our streaming media services. If our revenue growth is slower than anticipated or our operating expenses exceed our expectations, our losses will be significantly greater than anticipated. We may never achieve or sustain profitability.

Because of the development stage of our business and the seasonality inherent in a retail business, our results of operations discussed below are not necessarily indicative of the results you should expect for any future comparable period. SEE " Seasonality". Inflation has not historically had any material effect on our operations

We were incorporated in April 1997 and acquired Westcoast Wireless Cable Ltd. In May 1997 from our controlling shareholder. We discontinued Westcoast's historical operations, the sale and servicing of direct-to-home satellite broadcast hardware and programming services, in the fourth quarter of fiscal 1998, and discontinued our other historical operations, the operation of a call center, in the third quarter of fiscal 1999.


RESULTS OF CONTINUING OPERATIONS


NOTE: The financial results contained in the following discussion exclude results of our discontinued call center and home satellite Businesses. For summary financial results from those operations, SEE " - Note 3 to the Consolidated Financial Statements."



QUARTER ENDED JANUARY 31, 2000 COMPARED TO QUARTER ENDED JANUARY 31, 1999

         SALES. Revenues of $58,635 were generated from the Company's e-commerce and broadcasting operations in the second quarter of fiscal 2000, compared to none in the second quarter of fiscal 1999. The Company's internet-focused business did not commence until the third quarter of fiscal 1999.

         COST OF SALES. Expenditures of $57,923 were recorded in the second quarter of fiscal 2000, compared to none in the second quarter of fiscal 1999, due primarily from incurring minimum contractual broadcasting related charges that were payable as we continued to develop our network.

         OPERATING EXPENSES. Our operating expenses increased to $2,508,217 in the second quarter of fiscal 2000, from $213,680 in the second quarter of fiscal 1999. This increase was due primarily to increased marketing expenditures, professional fees and other expenses related to being a public reporting company, and personnel, capital assets and other costs associated with the development and launch of our internet sites and our network associate programs, as follows:

  - Amortization increased to $256,267 in the second quarter of fiscal 2000, from $22,230 in the second quarter of fiscal 1999, due primarily to the significant acquisition of additional capital assets.

  - General and administrative expenses increased to $500,701 in the second quarter of fiscal 2000, from $113,868 in the second quarter of fiscal 1999, due primarily to the costs associated with multiple office locations and the administration required for a significantly larger organization.

  - Sales and marketing expenses increased to $1,114,037 in the second quarter of fiscal 2000, compared to $25,265 in the second quarter of fiscal 1999. The increase was primarily due to payments of $596,000 to RealNetworks, Inc. under various marketing agreements, the costs associated with attending industry related conferences, marketing of the Network Associate program and expenses of the developing sales force.

  - Shareholder communication expenses increased 14% to $59,395 in the second quarter of fiscal 2000, from $52,317 in the second quarter of fiscal 1999, due primarily to the costs of improving the communications with, and materials provided to our shareholders.

  - Technical operations and development expenses were $577,817 in the second quarter of fiscal 2000, as compared to none in the second quarter of fiscal 1999. These expenses were primarily due to the costs of developing our e-commerce and streaming media technologies.

         NET LOSS FROM CONTINUING OPERATIONS. We experienced a $2,507,505 net loss from continuing operations for the second quarter of fiscal 2000, up from our $213,680 net loss from continuing operations for the second quarter of fiscal 1999, due primarily to the increase in operating expenses as we continue to implement our internet-focused business plan.

         INTEREST. We earned $64,353 in interest income in the second quarter of fiscal 2000, compared to none in the second quarter of fiscal 1999, due to higher bank balances.

         NET LOSS FROM ALL OPERATIONS. We experienced a $2,508,390 net loss from all operations for the second quarter of fiscal 2000, up from our $219,762 net loss from all operations for the second quarter of fiscal 1999.


6 MONTHS ENDED JANUARY 31, 2000 COMPARED TO 6 MONTHS ENDED JANUARY 31, 1999

         SALES. Revenues of $72,280 were generated from the Company's e-commerce and broadcasting operations in the 6 months ended January 31, 2000, compared to none in the 6 months ended January 31, 1999. The Company's internet-focused business did not commence until the third quarter of fiscal 1999.

         COST OF SALES. Expenditures of $130,713 were recorded in the 6 months ended January 31, 2000, compared to none in the 6 months ended January 31, 1999, due primarily from incurring minimum contractual broadcasting related charges that were payable as we continued to develop our network.

         OPERATING EXPENSES. Our operating expenses increased to $4,011,982 in the 6 months ended January 31, 2000, from $914,599 in the 6 months ended January 31, 1999. This increase was due primarily to increased marketing expenditures, professional fees and other expenses related to being a public reporting company, and personnel, capital assets and other costs associated with the development and launch of our internet sites and our network associate programs, as follows:

- Amortization increased to $347,851 in the 6 months ended January 31, 2000, from $35,277 in the 6 months ended January 31, 1999, due primarily to the significant acquisition of additional capital assets.

- General and administrative expenses increased to $790,792 in the 6 months ended January 31, 2000, from $203,269 in the 6 months ended January 31, 1999, due primarily to the costs associated with multiple office locations and the administration required for a significantly larger organization.

- Sales and marketing expenses increased to $1,661,171 in the 6 months ended January 31, 2000, compared to $33,967 in the 6 months ended January 31,1999. The increase was primarily due to payments of $596,000 to RealNetworks, Inc. under various marketing agreements, the costs associated with attending industry related conferences, marketing of the Network Associate program and expenses of the developing sales force.

- Shareholder communication expenses increased 36% to $126,595 in the 6 months ended January 31, 2000, from $93,286 in the 6 months ended January 31, 1999, due primarily to the costs of improving the communications with, and materials provided to our shareholders.

- Technical operations and development expenses were $1,085,573 in the 6 months ended January 31, 2000, as compared to none in the 6 months ended January 31, 1999. These expenses were primarily due to the costs of developing our e-commerce and streaming media technologies.

- We incurred no stock option compensation expense in the 6 months ended January 31, 2000, compared to $548,800 in the 6 months ended January 31, 1999. SEE " - Note 6 to the Consolidated Financial Statements."

         NET LOSS FROM CONTINUING OPERATIONS. We experienced a $4,070,415 net loss from continuing operations for the 6 months ended January 31, 2000, up from our $914,599 net loss from continuing operations for the 6 months ended January 31, 1999, due primarily to the increase in operating expenses as we continue to implement our internet focused business plan.

         INTEREST. We earned $76,626 in interest income in the 6 months ended January 31, 2000, compared to none in the 6 months ended January 31, 1999, due to higher bank balances.

         NET LOSS FROM ALL OPERATIONS. We experienced a $4,063,622 net loss from all operations for the 6 months ended January 31, 2000, up from our $931,911 net loss from all operations for the 6 months ended January 31, 1999.

LIQUIDITY AND CAPITAL RESOURCES


NOTE: The financial results contained in the following discussion have been restated to exclude our discontinued call center and home satellite businesses. See " - Note 3 to the Consolidated Financial Statements."



QUARTER ENDED JANUARY 31, 2000 COMPARED TO QUARTER ENDED JANUARY 31, 1999

         FINANCING ACTIVITIES. We financed our operations and capital expenditures in second quarter fiscal 2000 primarily from the exercise of stock options and the sale of shares of common stock in a private transaction. Cash received upon the exercise of stock options including exercises by RGC of investment options for 495,426 shares, was $2,194,320 in second quarter fiscal 2000. We also issued 338,983 restricted common shares to Standard Radio Inc. for net proceeds of $1,999,995.

     CAPITAL EXPENDITURES AND COMMITMENTS. Our capital expenditures increased to $1,151,082 in second quarter fiscal 2000, from $147,016 in second quarter fiscal 1999, primarily as the result of capitalized development costs for our Broadcast Network and Global Media Player, and computer hardware, software and operating equipment purchases.

     WORKING CAPITAL (DEFICIENCY). At January 31, 2000, we had positive working capital of $2,397,438 and a working capital ratio of 4.94. This represents an improvement from our January 31, 1999 working capital deficiency of $419,640 and working capital ratio of 0.60.

     FUTURE CAPITAL REQUIREMENTS. We expect negative cash flow from operations to continue for fiscal 2000, as we continue to develop and market our internet-focused operations, and anticipate achieving cash flow breakeven in the fourth quarter of fiscal 2001 and accounting profitability during fiscal 2002. We currently anticipate rapidly expanding our sales, marketing and technical teams in conjunction with raising new equity financing over the next five months. We are in discussions with a number of potential strategic and financial investors to obtain additional financing to fund our operating and capital expenditure needs. If we are able to secure such additional financing, we expect that such financing, together with proceeds from the exercise of existing options and warrants, will enable us to meet all of our existing operating and capital expenditure needs, including financial obligations to RealNetworks, Inc. under the agreements we recently entered into with them, until the fourth fiscal quarter of 2001. However, there can be no assurance that additional financing will be available on terms favorable to us or at all. If adequate funds are not available or are not available on acceptable terms, this could negatively impact our business. In particular, we would be unlikely to meet our payment obligations to RealNetworks, Inc. under the contracts recently entered into. Default on these payments would negatively impact our business.

If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of our current stockholders will be reduced, stockholders may experience additional dilution and such securities may have rights, preferences and privileges senior to those of our common stock.


RECENT EVENTS

NASDAQ LISTING

We filed a listing application with Nasdaq on November 15, 1999, for inclusion on its Small Cap market. In April 2000 our common stock became listed for trading on the Nasdaq National Market System.

STRATEGIC RELATIONSHIP WITH STANDARD RADIO INC.

On December 7, 1999, we entered into a strategic relationship with Standard Radio Inc. We expect this relationship to provide significant opportunities for future revenues and growth, in addition to the initial cash investment. In that transaction (a) Standard invested $2,000,000 into Global Media in exchange for 338,983 shares of common stock at a purchase price of $5.90 per share, (b) Standard's president and chief executive officer, Gary Slaight, was appointed to a seat on our Board of Directors and granted options to purchase 125,000 shares of common stock, (c) eight members of Standard's management team formed a marketing advisory committee to Global Media, for which each will receive unvested options to purchase up to 20,000 shares of common stock, (d) Standard agrees to cause each of the radio stations owned and controlled by it now and for the next three years to become e-commerce and broadcast associates of Global Media, and (e) Standard received the right to approve agreements between Global Media and radio stations which compete in the same genre and locale as each of Standard's stations in Canada.

REAL NETWORKS, INC.

Recently,   we  signed  several  material   contracts  with  RealNetworks  which
furtherdefine and extend our strategic relationship with them:

         STREAMING MEDIA SERVICES AGREEMENT. We signed a new Streaming Media Services Agreement with RealNetworks under which they will continue to develop our Global Media Player. We will continue to rely on RealNetwork's streaming media infrastructure, the Real Broadcast Network, to deliver streaming media services to our network associates in the Global Media Broadcast Network. Among other things, the new Streaming Media Services Agreement extends the term of our existing Streaming Media Services Agreement to five years and provides for increased payments for such services. Similar to the provisions in the 1999
Streaming Media Services Agreement, we agreed that RealNetworks will be our exclusive provider of streaming media services.

         REALCHANNELS AGREEMENT. We entered into a one-year RealChannels Agreement with RealNetworks under which they will promote and distribute linksto our media content and headlines as part of their RealChannels program using their RealPlayer software.

         LIVESTATIONS AGREEMENT. We entered into a one-year LiveStations Agreement with RealNetworks under which the promote and distribute links to our RealMedia content as part of RealNetworks' LiveStations program. As part of this agreement, RealNetworks agreed to include five of our LiveStations in the appropriate genres on RealNetworks' LiveStations Guide Page. At the time we entered into the new Streaming Media Services Agreement and RealChannels Agreement described above, we amended the LiveStations Agreement to extend it to ten additional LiveStations (for a total of 15), for additional consideration.

         ADDENDUM: CUSTOM SOFTWARE UPGRADE AND SUPPORT TERMS AND CONDITIONS. This Addendum amends the Consulting Agreement between us and RealNetworks, Inc. dated April 20, 1999. This Addendum further defines our obligations and the obligations of RealNetworks in providing support services.

Together,   these   agreements   require  us  to  make  aggregate   payments  of
approximately $5 million to RealNetworks over an approximately five-month period ending June 15, 2000, of which $500,000 has been paid to date.

SEASONALITY

We expect our operating results to fluctuate significantly from period to period. Both seasonal fluctuations in internet usage and traditional retail seasonality may affect our business. Internet usage generally declines during the summer. Sales in the traditional retail book and music industries usually increase significantly in the fourth calendar quarter of each year and are correspondingly lower in other quarters. If similar seasonal patterns emerge in e-commerce, our revenues may vary significantly from period to period.

FOREIGN CURRENCY TRANSLATION

We have translated our monetary assets and liabilities which are denominated in a foreign currency into U.S. dollars at the period-end exchange rates. We have translated our income and expense items at the average exchange rates prevailing during the fiscal period. Exchange gains and losses arising on translation are reflected in net income for the period.

CHANGES IN THE COMPANY'S CERTIFYING ACCOUNTANTS

Effective January 26, 2000, Ernst & Young LLP, Chartered Accountants, the Company's independent accountants, for the period from August 1, 1998 to July 31, 1999 were dismissed. The dismissal of Ernst & Young LLP was approved by the Company's Board of Directors on January 26, 2000. The Company has engaged Arthur Anderson LLP as its new auditors on the same date. No consultation regarding accounting policy or procedures with new auditors occurred prior to their engagement.

Ernst & Young's report for the period from August 1, 1998 to July 31, 1999 did not contained an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. Nor has there been any disagreement with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure or reportable events during the Company's most recent fiscal year through October 18, 1999 which if not resolved to the satisfaction of Ernst & Young LLP would have caused them to make reference thereto in their report on the financial statements for such period.

                         REQUEST FOR COPY OF FORM 10KSB

Shareholders may request a copy of the Form 10KSB by writing to the Company's offices, 400 Robson St., Vancouver, British Columbia V6B 2B4.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA



                                    CONSOLIDATED FINANCIAL STATEMENTS

                                    GLOBAL MEDIA CORP.



                                    JULY 31, 1999

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders of GLOBAL MEDIA CORP.

We have audited the accompanying consolidated balance sheets of GLOBAL MEDIA CORP. as of July 31, 1999 and 1998 and the related consolidated statements of loss and comprehensive loss, shareholders' equity (deficiency) and cash flows for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of Global Media Corp. of July 31, 1999 and 1998 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.


                                                         /s/ Ernst & Young LLP

Vancouver, Canada,
September 23, 1999 (except as to
Notes 9[i] and 12[i] which are
as at October 19, 1999).                                  Chartered Accountants

GLOBAL MEDIA CORP.

                           CONSOLIDATED BALANCE SHEETS

As at July 31                                                    (in US dollars)

                                                                        1999               1998
                                                                          $                  $
---------------------------------------------------------------------------------------------------
ASSETS
CURRENT
Cash and cash equivalents                                             5,649,073            14,996
Short-term investments [NOTE 4]                                         240,000                --
Other receivable                                                         84,336             2,645
Prepaid expenses                                                         37,760            10,221
Due from affiliated companies                                                --            71,065
---------------------------------------------------------------------------------------------------
                                                                      6,011,169            98,927
Capital assets [NOTES 3 AND 5]                                        1,537,434           172,635
---------------------------------------------------------------------------------------------------
                                                                      7,548,603           271,562
---------------------------------------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)
CURRENT
Accounts payable and accrued liabilities [NOTE 6]                       368,094           252,588
Due to affiliated company [NOTE 6]                                      132,946            46,284
Due to shareholders [NOTE 6]                                            221,091            79,269
---------------------------------------------------------------------------------------------------
                                                                        722,131           378,141
---------------------------------------------------------------------------------------------------
Commitments and contingencies [NOTE 9]

Convertible preferred shares [NOTE 8]                                 7,089,775                --
  100,000,000 authorized, 8,500 issued and outstanding

SHAREHOLDERS' EQUITY (DEFICIENCY)

Common shares,  par value $0.001 each,  200,000,000  authorized,  20,656,331 and
  19,890,831 issued and outstanding [NOTE 7]
Share capital                                                            12,658            11,892
Additional paid in capital [NOTE 8]                                   2,617,109           543,525
Deficit                                                              (2,893,070)         (661,996)
---------------------------------------------------------------------------------------------------
                                                                       (263,303)         (106,579)
---------------------------------------------------------------------------------------------------
                                                                      7,548,603           271,562
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------



SEE ACCOMPANYING NOTES

GLOBAL MEDIA CORP.

                         CONSOLIDATED STATEMENTS OF LOSS
                             AND COMPREHENSIVE LOSS

Years ended July 31                                              (in US dollars)

                                                                        1999               1998
                                                                          $                  $
---------------------------------------------------------------------------------------------------
REVENUE
Sales                                                                     7,091                --
Interest income                                                          76,842                --

 --------------------------------------------------------------------------------------------------

GENERAL AND ADMINISTRATIVE EXPENSES
  Advertising and marketing                                              67,672             6,691
  Amortization [NOTE 8]                                                 297,655            29,973
  Bank charges and interest [NOTES 6 AND 8]                             210,855             1,298
  Foreign exchange                                                       29,975            12,222
  Office and miscellaneous                                               76,670            18,288
  Professional fees [NOTE 7]                                            146,367            93,505
  Rent and maintenance                                                   72,436            50,114
  Shareholder communications                                            218,969            53,995
  Stock options compensation [NOTE 7]                                   548,800                --
  Technical operations and development                                  203,420                --
  Travel                                                                184,572            21,174
  Wages and benefits                                                    255,035            17,659
--------------------------------------------------------------------------------------------------
                                                                      2,312,426           304,919
---------------------------------------------------------------------------------------------------
Loss and comprehensive loss from continuing operations               (2,228,493)         (304,919)
---------------------------------------------------------------------------------------------------
Discontinued operations [NOTES 1 AND 3]
  Call center                                                                --           108,613
  Satellite                                                              (2,581)         (256,522)
---------------------------------------------------------------------------------------------------
Loss and comprehensive loss from discontinued operations                 (2,581)         (147,909)
---------------------------------------------------------------------------------------------------
LOSS AND COMPREHENSIVE LOSS FOR THE YEAR                             (2,231,074)         (452,828)
---------------------------------------------------------------------------------------------------

Loss per common share from continuing operations                          (0.11)            (0.02)
Loss per common share from discontinued operations                        (0.00)            (0.00)
---------------------------------------------------------------------------------------------------
LOSS PER COMMON SHARE                                                     (0.11)            (0.02)
---------------------------------------------------------------------------------------------------

WEIGHTED AVERAGE SHARES USED IN THE COMPUTATION
   OF LOSS PER SHARE                                                 20,245,889        19,554,402
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------


SEE ACCOMPANYING NOTES

GLOBAL MEDIA CORP.

                           CONSOLIDATED STATEMENTS OF
                        SHAREHOLDERS' EQUITY (DEFICIENCY)

Years ended July 31                                             (in US dollars)

                                      PREFERRED STOCK        COMMON STOCK      ADDITIONAL  UNISSUED  RETAINED
                                      ---------------   ---------------------   PAID-IN     SHARE    EARNINGS
                                      SHARES   AMOUNT       SHARES     AMOUNT   CAPITAL    CAPITAL   (DEFICIT)
                                        #         $           #          $         $          $         $
-----------------------------------------------------------------------------------------------------------------
BALANCE, JULY 31, 1997                    --         --   11,059,400    11,059    128,641   144,001    (209,168)
Common shares issued for cash             --         --      730,533       731    364,536  (144,000)         --
Common shares issued for other than
   cash consideration:
   Consideration for shares in
     Westcoast Wireless [NOTE 1]          --         --    8,000,000         1         --        (1)         --
   In kind services                       --         --      100,898       101     50,348        --          --
Loss for the year                         --         --           --        --         --        --    (452,828)
-----------------------------------------------------------------------------------------------------------------
BALANCE, JULY 31, 1998                    --         --   19,890,831    11,892    543,525        --    (661,996)
Preferred shares issued [NOTE 8]       8,500  7,089,775           --        --         --        --          --
Warrants issued on financing [NOTE 8]     --         --           --        --  1,000,000        --          --
Stock options exercised                   --         --      765,500       766    392,484        --          --
Compensatory stock options                --         --           --        --    681,100        --          --
Loss for the year                         --         --           --        --         --        --  (2,231,074)
-----------------------------------------------------------------------------------------------------------------
BALANCE, JULY 31, 1999                 8,500  7,089,775  20,656,331     12,658  2,617,109        --  (2,893,070)
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------


SEE ACCOMPANYING NOTES

GLOBAL MEDIA CORP.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended July 31                                             (in US dollars)

                                                                         1999               1998
                                                                           $                  $
---------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
Loss for the year                                                    (2,231,074)         (452,828)
Items not requiring an outlay of funds
   Interest on convertible debentures                                   101,528                --
   Interest on related party loans [NOTE 6]                              26,682                --
   Share option compensation expense [NOTE 7]                           548,800                --
   Share option professional fees expense [NOTE 7]                       37,300                --
   Amortization                                                         297,655            38,658
   Services settled through share issuance                                   --            50,449
---------------------------------------------------------------------------------------------------
                                                                     (1,219,109)         (363,721)

Changes in non-cash operating working capital
   Other receivable                                                     (81,691)           56,193
   Prepaid expenses                                                     (27,539)            6,165
   Accounts payable and accrued liabilities                               8,078           127,815
   Deferred revenue                                                          --           (12,062)
---------------------------------------------------------------------------------------------------
CASH USED IN OPERATING ACTIVITIES                                    (1,320,261)         (185,610)
---------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES
Purchase of capital assets                                           (1,483,360)         (189,706)
Purchase of short-term investments [NOTE 4]                            (240,000)               --
- --------------------------------------------------------------------------------------------------
CASH USED IN INVESTING ACTIVITIES                                    (1,723,360)         (189,706)
---------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES
Advances from (to) shareholder                                          141,822            (4,821)
Advances from affiliated companies                                      157,727            52,997
Common share subscriptions                                                   --           221,267
Stock options exercised                                                 393,250                --
Preferred share subscriptions and warrants [NOTE 8]                   8,500,000                --
Deferred financing costs [NOTE 8]                                      (510,000)               --
---------------------------------------------------------------------------------------------------
CASH PROVIDED BY FINANCING ACTIVITIES                                 8,682,799           269,443
---------------------------------------------------------------------------------------------------
Effect of exchange rate changes on cash                                  (5,101)           (1,021)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS DURING THE YEAR      5,634,077          (106,894)
Cash and cash equivalents, beginning of year                             14,996           121,890
---------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS, END OF YEAR                                5,649,073            14,996
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------

SUPPLEMENTAL CASH FLOW DISCLOSURES
Interest - paid                                                         184,173             9,180
Income taxes paid (recovered)                                                --            (6,783)
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------

SEE ACCOMPANYING NOTES

GLOBAL MEDIA CORP.

                              NOTES TO CONSOLIDATED
                              FINANCIAL STATEMENTS

July 31, 1999                                                    (in US dollars)


1. NATURE OF BUSINESS AND BASIS OF PRESENTATION

Global Media Corp. (the "Company") was incorporated on April 8, 1997 in the State of Nevada and is headquartered in Vancouver, B.C., Canada. The Company (through its subsidiary Westcoast Wireless Cable Ltd. ("Westcoast Wireless")) was originally engaged in the marketing of satellite programming and hardware and later was engaged in the business of providing call center services [see note 3]. The Company discontinued its satellite line of business by the end of fiscal 1998, and the call center business during the third quarter of fiscal 1999. During the third quarter of fiscal 1999, the company adopted an internet-focused business plan and was engaged primarily in the development of an electronic commerce web site, the development of a broadcast network over the internet, and the development of templates for the application of the e-commerce back-end system to multiple sites on the internet. A beta version of the e-commerce web site, globalmedia.com, was launched on May 18, 1999.

On May 20, 1997 the Company issued 8,000,000 common shares and paid $100,000 in cash for all of the outstanding shares of Westcoast Wireless. Since the companies were under common control, this transaction was accounted for in a manner similar to a pooling of interests.

In August 1998, the Company incorporated a new subsidiary, Global Media (Canada) Entertainment Corp.

2. SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and all its subsidiaries.

GLOBAL MEDIA CORP.

                            NOTES TO CONSOLIDATED
                            FINANCIAL STATEMENTS

July 31, 1999                                                   (in US dollars)

2. SIGNIFICANT ACCOUNTING POLICIES (CONT'D.)

CAPITAL ASSETS AND AMORTIZATION

Capital assets are recorded at cost. Amortization has been calculated using the following methods and rates, except in the year of acquisition when one half of the rate is used.

Communications infrastructure               3 year straight line
Computer hardware                           30% declining balance
Leasehold improvements                      5 year straight line
Office furniture and equipment              20% declining balance
Software                                    30% declining balance
Web site development                        3 year straight line

ADVERTISING AND MARKETING COSTS

Advertising and marketing costs are expensed as incurred.

FOREIGN CURRENCY TRANSLATION

All transactions in currencies other than the United States dollar during the year are translated at the exchange rates on the transaction dates. Monetary assets and liabilities denominated in a foreign currency are translated at the prevailing year end rates of exchange. Non-monetary assets and liabilities denominated in foreign currencies are translated into United States dollars at the rates of exchange in effect at the date of the transaction. Exchange gains or losses are included in the consolidated statements of income (loss).

WEBSITE DEVELOPMENT COSTS

Website development costs incurred subsequent to establishing technological feasibility are capitalized. Capitalized costs are amortized using straight line method over three years. Capitalization ceases and amortization commences on the date that the software is ready for use.

The recoverability of the website costs is dependent upon realization of sufficient undiscounted future revenues from this product.

GLOBAL MEDIA CORP.

                            NOTES TO CONSOLIDATED
                            FINANCIAL STATEMENTS

July 31, 1999                                                    (in US dollars)


2.  SIGNIFICANT ACCOUNTING POLICIES (CONT'D.)

BROADCAST NETWORK DEVELOPMENT COSTS

Broadcast network development costs incurred subsequent to establishing technological feasibility are capitalized. Capital costs are amortized using the straight line method over three years. Capitalization ceases and amortization commences on the date that the network is ready for use.

The   recoverability  of  the  network   development  costs  is  dependent  upon
realization of sufficient undiscounted future revenues from this product.

STOCK OPTIONS

The Company has elected to follow Accounting Principles Board Opinion No. 25 ("APB 25") for stock based compensation for employees.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the Company's management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and related notes to the financial statements. Actual results may differ from those estimates.

FINANCIAL INSTRUMENTS

The carrying values of the Company's financial instruments approximate fair values due to their short term nature, except as otherwise disclosed in the financial statements.

LOSS PER SHARE

Basic earnings per share is computed using the weighted average number of common shares outstanding. No dilutive potential common share is included in the computation of per share amounts because the effect would be anti-dilutive due to the Company's loss from operations.

GLOBAL MEDIA CORP.

                            NOTES TO CONSOLIDATED
                            FINANCIAL STATEMENTS

July 31, 1999                                                    (in US dollars)


2.  SIGNIFICANT ACCOUNTING POLICIES (CONT'D.)

CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS

Cash includes cash equivalents, which are investments that are held to maturity and have terms to maturity of three months or less when acquired. Cash equivalents consist of term deposits with a Canadian chartered bank. Cash and cash equivalents are carried at cost, which approximates their fair value.

Short-term investments are investments that are held to maturity and have terms greater than three months. Short-term investments consist of term deposits with a Canadian chartered bank. Short-term investments are carried at cost, which approximates their fair value.

RECENT ACCOUNTING PRONOUNCEMENTS

The Financial Accounting Standards Board has issued SFAS 133, `Accounting for Derivative Instruments and Hedging Activities'. SFAS 133 is effective for financial statements for fiscal years beginning after June 15, 2000. The Company has not yet determined the impact of SFAS 133.

3.  DISCONTINUED OPERATIONS

In November 1997, a decision was made by the Canadian Federal Court of Appeal, ruling that the sale of US satellite and programming services in Canada was not permitted. Following a period of trading in Canadian satellite and programming services the management of Westcoast Wireless decided to withdraw completely from the home satellite business in late fiscal 1998. The home satellite business included all operations of Westcoast Wireless.

This subsidiary company has been accounted for as a discontinued operation,  and
accordingly,   its  operations   have  been   segregated  in  the   accompanying
consolidated statements of operations.

GLOBAL MEDIA CORP.

                            NOTES TO CONSOLIDATED
                            FINANCIAL STATEMENTS

July 31, 1999                                                    (in US dollars)


3.  DISCONTINUED OPERATIONS (CONT'D.)

Revenues of the discontinued satellite operations for the year ended July 31, 1999 were $nil [1998 - $591,938]. At July 31, 1999, net current liabilities of the discontinued satellite operations were $23,086 [1998 - $130,076] consisting principally of accounts payable and balances due to shareholder. Net non-current assets at July 31, 1999 were $nil [1998 - $15,352].

The Company was engaged in providing call center services until the third quarter of fiscal 1999. The Company elected to abandon the business during the third quarter of fiscal 1999 and focus its efforts on its internet-focused business plan. Accordingly, the call center operations have been segregated and accounted for as a discontinued operation in the accompanying consolidated statements of loss and comprehensive loss.

Revenues of the discontinued call center operations for the year ended July 31, 1999 were $20,130 [1998- $326,279]. At July 31, 1999, net current liabilities of the discontinued call center operations were $nil [1998 - $19,484] consisting principally of accounts payable.

4.  SHORT-TERM INVESTMENTS

The Company has assigned $170,000 of its term deposits in order to establish lines of credit with three suppliers. The letters of credit have terms of 2.25% interest and expire on either May 12, 2000 or June 14, 2000.

GLOBAL MEDIA CORP.

                            NOTES TO CONSOLIDATED
                            FINANCIAL STATEMENTS

July 31, 1999                                                    (in US dollars)


5.  CAPITAL ASSETS

                                                                    ACCUMULATED          NET BOOK
                                                       COST        AMORTIZATION            VALUE
                                                         $               $                   $
---------------------------------------------------------------------------------------------------
JULY 31, 1999
Broadcast network development                         704,803                --           704,803
Communications infrastructure                          89,391            44,463            44,928
Computer hardware                                     295,417            59,834           235,583
Leasehold improvements                                 14,925             2,269            12,656
Office furniture and equipment                         50,661             6,477            44,184
Software                                               73,450            15,484            57,966
Web site development [NOTE 7]                         525,859            88,545           437,314
---------------------------------------------------------------------------------------------------
                                                    1,754,506           217,072         1,537,434
---------------------------------------------------------------------------------------------------

JULY 31, 1998
Communications infrastructure                          91,575            17,325            74,250
Computer hardware                                      70,107            13,117            56,990
Leasehold improvements                                  8,594             4,905             3,689
Office furniture and equipment                         18,859             4,842            14,018
Software                                               27,209             3,520            23,689
---------------------------------------------------------------------------------------------------
                                                      216,344            43,702           172,635
---------------------------------------------------------------------------------------------------


6.  RELATED PARTY TRANSACTIONS

[i] AMOUNTS DUE TO SHAREHOLDERS

The Company was advanced  $263,000 by shareholders  during the period of October
    1998 through December 1998. At July 31, 1999, a balance of $221,091 was outstanding.

As part of the Securities Purchase Agreement with RGC International Investors LDC ("RGC") [see note 8], the Company agreed to restructure the amounts due to shareholder. The agreement provided that any restructuring of amounts due to shareholders in common stock be at the conversion price of $6.25, which was the average closing bid prices of the common shares reported on the OTC Bulletin Board for the three consecutive days ended April 30, 1999.

GLOBAL MEDIA CORP.

                            NOTES TO CONSOLIDATED
                            FINANCIAL STATEMENTS

July 31, 1999                                                    (in US dollars)


6.   RELATED PARTY TRANSACTIONS (CONT'D).

     On July 26, 1999, the Company entered into an agreement with the shareholders to convert 50% of the amount due plus interest of $16,455 ($127,000) into common stock. The remaining $110,545 will be repaid in four quarterly instalments of $31,750 beginning October 31, 1999 and ending on July 31, 2000.

     As of July 31, 1999, the shares had not been issued.

[ii] AMOUNTS DUE TO AFFILIATED COMPANY

     The Company was advanced $187,000 by an affiliated company, wholly-owned by a shareholder, during the period of November 1998 through March 1999. At July 31, 1999, a balance of $132,946 was outstanding.

     As part of the Securities Purchase Agreement with RGC International Investors LDC ("RGC") [see note 8], the Company agreed to restructure the amounts due to the affiliated company. The agreement provided that any restructuring of amounts due to the affiliated company in common stock be at the conversion price of $6.25, which as the average closing bid prices of the common shares reported on the OTC Bulletin Board for the three consecutive days ended April 30, 1999.

     On July 26, 1999 the Company entered into an agreement with the affiliated company to convert 50% of the amount due plus interest of $8,413 ($74,886) into common stock. The remaining $66,473 will be repaid in four quarterly instalments of $18,722 beginning October 31, 1999 and ending on July 31, 2000.

As of July 31, 1999, the shares had not been issued.

GLOBAL MEDIA CORP.

                              NOTES TO CONSOLIDATED
                              FINANCIAL STATEMENTS

July 31, 1999                                                    (in US dollars)


7. SHARE CAPITAL

STOCK OPTION PLANS

As of July 31, 1999, the Company had stock options  outstanding under two plans:
237,500 pertain to the 1998 Stock Option Plan and 3,019,500 pertain to the 1999 Stock Option Plan. All the plans are administered by the Board of Directors who have sole discretion and authority to determine individuals eligible for awards. The conditions of exercise of each grant are determined individually by the Board at the time of the grant.

The 1997 plan, which became effective on April 8, 1997, provides for the issuance of 1,000,000 options within a period of 10 years from the effective date. No options have been granted under the 1997 plan.

The 1998 plan, which became effective on August 21, 1998, provides for the issuance of 1,000,000 options within a period of 10 years from the effective date. All 1,000,000 options were granted during 1999 at an exercise price of $0.50 per share of which 980,000 were granted to employees and 20,000 were granted to independent contractors. All options vested immediately. Of the 1,000,000 options, 400,000 have a life of 2 years and the remaining 600,000 have no expiry date. During 1999, 762,500 of these options were exercised.

At the time of granting options under the 1998 plan, the Company's shares were not yet publicly trading. On the first day of public trading, the Company's shares had a market price of $1.06 per share. The Company has recognized compensation expense in 1999 of $548,800 for the granting of these options to employees in accordance with APB 25. In addition, the Company has recognized compensation expense of $12,600 in 1999 for the granting of 20,000 options to independent contractors in accordance with SFAS 123.

The 1999 plan, which became effective on March 24, 1999, provides for the issuance of a total of 4,000,000 options, within a period of 10 years from the effective date. During 1999, 2,933,000 options at an exercise price of $4.00 and 89,500 options at an exercise price of $6.25 were granted of which 35,000 options were granted to independent contractors. Of these 3,022,500 options, 2,025,000 options vest immediately and 997,500 options vest on a quarterly basis over one year. The options expire five years from the date of grant. During 1999, 3,000 of the $4.00 options were exercised. The Company has recognized compensation expense in 1999 of $24,700 for granting 10,000 options to independent contractors in accordance with SFAS 123.

GLOBAL MEDIA CORP.

                              NOTES TO CONSOLIDATED
                              FINANCIAL STATEMENTS

July 31, 1999                                                    (in US dollars)


7. SHARE CAPITAL (CONT'D.)

In addition in 1999, the Company issued 25,000 options to third parties for the acquisition of the domain name for its website. The Company has capitalized the fair value of these options in the amount of $95,000.

Activity in the stock option plans for 1999 and 1998 was as follows:

                                                      1999                        1998
                                          ---------------------------- ---------------------------
                                                             WEIGHTED                     WEIGHTED
                                                              AVERAGE                     AVERAGE
                                                             EXERCISE                     EXERCISE
                                               OPTIONS         PRICE         OPTIONS       PRICE
                                                  #              $              #            $
---------------------------------------------------------------------------------------------------
Outstanding, beginning of year                   --             --              --           --
Granted                                       4,022,500        3.18             --           --
Exercised                                      (765,500)       0.51             --           --
---------------------------------------------------------------------------------------------------
Outstanding, end of year                      3,257,000        3.81             --           --
- --------------------------------------------------------------------------------------------------
Options exercisable at year end               2,497,167
---------------------------------------------------------------------------------------------------


The following table summarizes significant ranges of outstanding and exercisable options as of July 31, 1999:


                            OPTIONS OUTSTANDING                           OPTIONS EXERCISABLE
  RANGE OF      ----------------------------------------------------  ---------------------------------
  EXERCISE                    WEIGHTED AVERAGE      WEIGHTED AVERAGE                  WEIGHTED AVERAGE
   PRICES         OPTIONS        REMAINING           EXERCISE PRICE      OPTIONS       EXERCISE PRICE
      $              #              LIFE                   $                 #               $
--------------------------------------------------------------------------------------------------------
  0.50            237,500       1.1 years                 0.50             237,500           0.50
  4.00          2,930,000       4.8 years                 4.00           2,259,667           4.00
  6.35             89,500       5 years                   6.25              --                --
--------------------------------------------------------------------------------------------------------
                3,257,000                                 3.25           2,497,167           3.67
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------


ACCOUNTING FOR STOCK BASED COMPENSATION

The Company applies APB 25 in accounting for its stock option plans for grants to employees. Where the exercise price is equal to or greater than the fair value of the stock, no compensation is recorded. When the exercise price is less than the fair value, compensation expense for each option granted is recorded to the extent that the fair value exceeds the exercise price.

GLOBAL MEDIA CORP.

                              NOTES TO CONSOLIDATED
                              FINANCIAL STATEMENTS

July 31, 1999                                                    (in US dollars)


7. SHARE CAPITAL (CONT'D.)

If the fair values of the options granted had been recognized as compensation expense on a straight line basis over the vesting period of the grant (consistent with the method prescribed by SFAS 123), stock based compensation costs would have increased the net loss as follows:

                                                                        1999               1998
                                                                          $                  $
---------------------------------------------------------------------------------------------------

Net loss as reported                                                 (2,231,074)         (452,828)
Pro forma net loss under FAS 123                                     (8,446,922)         (452,828)
Net loss per share - basic, as reported                                   (0.11)            (0.02)
Pro forma net loss per share - basic, under FAS 123                       (0.42)            (0.02)
---------------------------------------------------------------------------------------------------

The fair  value of option  grants is  estimated  on the date of grant  using the
Black-Scholes   option-pricing   model  with  the   following   weighted-average
assumptions:

                                                     1999
---------------------------------------------------------------
Dividend yield                                           0%
Expected volatility                                    105%
Risk-free interest rate                                5.6%
Expected life of the option                         3 years
---------------------------------------------------------------

The fair value of stock options granted during 1999 was $0.63 for the options under the 1998 plan and $3.52 for the options under the 1999 plan.

GLOBAL MEDIA CORP.

                            NOTES TO CONSOLIDATED
                            FINANCIAL STATEMENTS

July 31,1999                                                    (in US dollars)


8.  CONVERTIBLE PREFERRED SHARES

On May 6, 1999, the Company entered into a Securities Purchase Agreement and ancillary agreements with RGC International Investors LDC ("RGC") pursuant to which the Company issued, for cash, a convertible debenture to RGC in the aggregate principal amount of $8,500,000 at an interest rate of 5%. The financing was arranged by Broadmark Capital which received a fee of $510,000. An amendment to the Company's articles of incorporation was approved by the majority shareholder on July 18, 1999 to allow the issuance of preferred shares in the Company. On July 19, 1999, the debenture was converted into 8,500 convertible preferred shares with a dividend rate of 5%.

The convertible preferred shares are convertible from time to time at RGC's option into shares of the Company at the lesser of a fixed conversion price or a variable conversion price based on the market price of the common shares at the time of conversion.

The fixed conversion price was determined to be $8.125 per common share, which represented 130% of the average closing bid prices of the common shares reported on the OTC Bulletin Board for the three consecutive trading days ended April 30, 1999.

The variable conversion price will be based on 100% of the average of the seven consecutive lowest closing bid prices of the common shares reported on the OTC Bulletin Board during the 35 trading days ending one day prior to the date that RGC exercises its right to convert.

If the Company's common shares are not approved for trading on the NASDAQ Stock Market by November 6, 1999, the conversion terms of the preferred shares change. The conversion term would be the lessor of:

[a]  the fixed conversion price of $8.125 per common share;

[b] 80% of the average of the seven consecutive lowest closing bid prices of the common shares reported on the OTC Bulletin Board during the 35 trading days ending one day prior to the date that RGC exercises its right to convert; or

[c] 110% of the average closing bid price of the common shares reported on the OTC Bulletin Board over the ten trading days ending on November 6, 1999.

GLOBAL MEDIA CORP.

                            NOTES TO CONSOLIDATED
                            FINANCIAL STATEMENTS

July 31,1999                                                    (in US dollars)


8.  CONVERTIBLE PREFERRED SHARES (CONT'D.)

The amount of preferred shares which are convertible into common shares includes accrued interest on the convertible debenture prior to its conversion to convertible preferred shares.

The preferred shares include an investment option, exercisable by RGC at the time of conversion, to acquire a number of additional common shares equal to the number of common shares with respect to which RGC is converting the preferred shares, at an exercise price equal to the conversion price then in effect. This investment option has a three year term.

The preferred shares have a three year term, after which any previously unconverted portion is converted automatically into common shares under the same conversion terms.

In connection with the financing, RGC also received warrants to purchase 680,000 common shares of the Company at an exercise price of $8.3475. The warrants have a five year term.

The proceeds from RGC have been allocated to the underlying instruments in accordance with their fair values at the date of issuance such that $7,500,000 was allocated to the preferred shares and its investment option and $1,000,000 was allocated to the warrants and included in additional paid in capital.

Total financing costs of $621,322 were incurred in respect of this arrangement. In addition, the Company agreed to provide the agents warrants to purchase 62,769 of common shares at an exercise price of $8.125 which expire in five years. During 1999, $41,989 of these finance costs were expensed. The remaining unamoritzed finance costs are presented as a reduction of the carrying value of the preferred shares.

GLOBAL MEDIA CORP.

                            NOTES TO CONSOLIDATED
                            FINANCIAL STATEMENTS

July 31,1999                                                    (in US dollars)

8.  CONVERTIBLE PREFERRED SHARES (CONT'D.)


During 1999, amortization expense of $67,580 was recorded in the statement of loss, as the proceeds allocated to additional paid in capital were considered a discount to be amortized over the term of the financing. During 1999, interest expense of $101,528 was recorded in the statement of loss as the financing was classified as debt at the date of issuance. As at July 31, 1999, the carrying value of the convertible preferred shares comprises the following:
                                                               $
----------------------------------------------------------------------

Fair value upon issuance                                   7,500,000
Accrued interest on debenture                                101,528
Amortization of discount                                      67,580
Less: deferred financing costs                              (579,333)
----------------------------------------------------------------------
                                                           7,089,775
----------------------------------------------------------------------
----------------------------------------------------------------------

As at July 31, 1999, there existed a mandatory liquidation event with respect to this financing which was outside of the control of the Company. This mandatory liquidation event was that the preferred shares would be mandatorily redeemed should the Company fail to obtain effectiveness with the Securities and Exchange Commission (SEC) of their registration statement on form SB-2 which registered for resale the common shares issuable upon exercise of the preferred shares. As a result, the convertible preferred shares were required to be classified as mezzanine equity as there was a potential mandatory redemption event at July 31, 1999.

On August 26, 1999, the Company's form SB-2 registration statement was declared effective by the SEC. As a result, the preferred shares from this date onwards will be classified as equity. The accompanying pro forma shareholders' equity gives effect to the discharge of the mandatory redemption event discussed above:


                                                            PRO FORMA
                                                            JULY 31,
                                                              1999
                                                                $
----------------------------------------------------------------------
SHAREHOLDERS' EQUITY
Convertible preferred shares, net of financing costs       7,089,775
Share capital                                                 12,658
Additional paid in capital                                 2,617,109
Deficit                                                   (2,893,070)
----------------------------------------------------------------------
                                                           6,826,472
----------------------------------------------------------------------
----------------------------------------------------------------------

GLOBAL MEDIA CORP.

                              NOTES TO CONSOLIDATED
                              FINANCIAL STATEMENTS

July 31, 1999                                                    (in US dollars)


9. COMMITMENTS AND CONTINGENCIES

[i] The Company received notice from an interested party on September 27, 1999 that it believes the Company to be in violation of certain registered trademarks which it possesses. While no legal proceedings have been initiated by the other party, the notice represents an asserted claim that is reasonably possible of assertion.

      Management is of the opinion that an estimate of any potential liability, if any, can not be determined at this time.

[ii] During 1999, the Company has entered into website content agreements with two companies requiring combined monthly payments of $13,500 for a term of one year.

[iii] By agreement dated April 20, 1999, as amended on June 4, 1999, the Company entered into an arrangement to engage RealNetworks, Inc. to perform consulting services in connection with the Global Media Broadcast Network project which is for the development of internet-use software. Under the terms of the agreement, the Company is required to make payments totaling $3,655,000 over the duration of the project with the final payment date projected to be December 21, 1999.

      At July 31, 1999, the balance of the commitment is $2,970,000. Subsequent to year end, the Company has made payments with respect to this agreement aggregating to $2,145,000.

[iv] The Company holds operating leases in respect of office premises in both Vancouver and Nanaimo. Minimum payments under these lease commitments over the next five years are represented in the table below.

                                   NANAIMO          VANCOUVER
                                   OFFICE            OFFICE
                                      $                 $
      -------------------------------------------------------
      2000                          78,078            72,000
      2001                          80,609            94,500
      2002                          80,609           112,500
      2003                              --           120,500
      2004                              --           130,500
      -------------------------------------------------------
                                   239,296           530,000
      -------------------------------------------------------
      -------------------------------------------------------

GLOBAL MEDIA CORP.

                              NOTES TO CONSOLIDATED
                              FINANCIAL STATEMENTS

July 31, 1999                                                    (in US dollars)


9. COMMITMENTS AND CONTINGENCIES (CONT'D.)

      In addition to the basic rent costs identified above for the Vancouver office, the Company is also responsible for other costs including any applicable taxes, operating costs, maintenance costs, and any other additional rents as defined in the lease agreement.

[v] On June 9, 1999, the Company entered into a three year Frame Relay Service Agreement with MCI WorldCom. The agreement requires a monthly variable charge based on usage with a minimum monthly commitment of $25,000 per month.

[vi]  YEAR 2000 ISSUE

      The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the entity, including those related to the efforts of customers, suppliers, or other third parties will be fully resolved.

10. INCOME TAXES

At July 31, 1999, the Company had total net operating loss carryforwards of $2,588,114 comprised of United States net operating loss carryforwards of $1,451,591 [1998 - $240,407] which will begin to expire in 2012, and Canadian net operating loss carryforwards of $1,136,522 [1998 - $250,671] which will begin to expire in 2006. Utilization of these carryforwards depends on the recognition of future taxable income.

For financial reporting purposes, a valuation allowance has been established for all deferred tax assets due to the uncertainty of realization. As a result of certain stock transactions, utilization of the Company's net operating loss carryforwards may be subject to certain limitations in the event that a change in ownership has occurred, as defined in Section 382 of the Internal Revenue Code of 1986, as amended.

GLOBAL MEDIA CORP.

                              NOTES TO CONSOLIDATED
                              FINANCIAL STATEMENTS

July 31, 1999                                                    (in US dollars)


10. INCOME TAXES (CONT'D.)

Deferred tax assets reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:


                                                                         1999               1998
                                                                           $                  $
---------------------------------------------------------------------------------------------------
Deferred tax assets:
  Net operating loss carryforwards                                    1,161,912           196,094
  Tax vs. accounting value in fixed assets                                   --             5,431
  Foreign exchange loss                                                  14,346             4,155
---------------------------------------------------------------------------------------------------
Total gross deferred tax assets                                       1,176,258           205,680
Less valuation allowance                                             (1,176,258)         (205,680)
---------------------------------------------------------------------------------------------------
Net deferred tax assets                                                   --                 --
- --------------------------------------------------------------------------------------------------
Excess book value over tax basis of capital assets                       (2,314)             --
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------

11. COMPARATIVE FIGURES

Certain amounts for 1998 have been reclassified to conform with the current year's presentation.

GLOBAL MEDIA CORP.

                              NOTES TO CONSOLIDATED
                              FINANCIAL STATEMENTS

July 31, 1999                                                    (in US dollars)


12. SUBSEQUENT EVENTS

[i]   CO-MARKETING AND SALES AGREEMENT

      On October 7, 1999, the Company entered into a letter of intent for a strategic relationship with Standard Radio Inc. ("Standard"). Standard will invest $2 million into the Company and receive 338,983 common shares of the Company. In return, Standard would cause all radio stations owned by it now or during the three years following, to become network associates in the Global Media E-Commerce Network and in the Global Media Broadcast Network.

      In connection with the agreement, the Company will be required to nominate a Standard representative to the Company's Board of Directors. The nominee, upon accepting a position on the Board, will receive 125,000 options pursuant to the 1999 Stock Option Plan at an exercise price equal to the closing price of the common stock on the OTC Bulletin Board on the date of the grant. The options will vest over a three year period on a quarterly basis from the date of grant and will expire five years from the grant date.

      Furthermore, the Company and each of the six general managers of the Standard radio stations, Standard's national program director and the general manger of Standard's syndication division will enter into a consulting agreement. In exchange for future services granted, the Company will grant each individual up to 20,000 options pursuant to the 1999 Stock Option Plan at an exercise price equal to the closing price of the common stock on the OTC Bulletin Board on the date of the grant. The options will vest over a one year period from the date of grant and will expire five years from the grant date.

[ii]  OPERATING EVENTS

      On August 31, 1999, the Company began the implementation of its Network Associate program services including the launch of e-commerce sites.

[iii] OPTIONS

      During August 1999, the Company granted 85,000 additional options under the 1999 stock option plan at exercise prices of $6.63 and $7.00. The options expire five years from the date of grant.

                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                                                                 (in US dollars)

                                                                JANUARY 31            JULY 31
                                                                      2000               1999

                                                                        $                  $
                                                                ----------            ---------
ASSETS
CURRENT
Cash and cash equivalents                                          2,542,833         5,649,073
Short-term investments                                               240,000           240,000
Trade and other receivables                                          182,200            84,336
Prepaid expenses                                                      40,384            37,760
                                                                ------------         ----------
                                                                   3,005,417         6,011,169
Capital assets [NOTE 4]                                            4,849,440         1,537,434
                                                                ------------         ----------
                                                                   7,854,857         7,548,603
                                                                ============         ==========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT

Accounts payable and accrued liabilities                             395,359           368,094
Due to affiliated company [NOTE 5]                                    52,091           132,946
Due to shareholders [NOTE 5]                                          94,349           221,091
Current portion of long-term debt                                     66,180                --
                                                                ------------         ----------
                                                                     607,979           722,131
LONG-TERM DEBT
Lease payable                                                         86,407                 --
                                                                ------------         ----------
                                                                     694,386           722,131
                                                                ------------         ----------
Commitments and contingencies [NOTE 9]
Convertible preferred shares [NOTE 7]                                      --         7,089,775
SHAREHOLDERS' EQUITY
Convertible preferred shares [NOTE 7]                              5,709,104                 --
   100,000,000 authorized, 6,625 issued and outstanding
Common shares, par value $0.001 each, 200,000,000 authorized,         14,131            12,658
   22,128,826 and 20,656,331 issued and outstanding [NOTE 6]
                                                                ------------         ----------
                                                                   5,723,235            12,658
Additional paid in capital [NOTE 7]                                8,639,002         2,617,109
Deficit                                                           (7,201,766)       (2,893,070)
                                                                ------------         ----------
                                                                   7,160,471          (263,303)
                                                                ------------         ----------
                                                                   7,854,857         7,548,603
                                                                ============         ==========


SEE ACCOMPANYING NOTES

                         CONSOLIDATED STATEMENTS OF LOSS
                             AND COMPREHENSIVE LOSS
                                   (Unaudited)
                                                                 (in US dollars)

                                                        FOR 3 MONTHS            FOR 6 MONTHS
                                                      ENDED JANUARY 31        ENDED JANUARY 31

                                                     2000          1999       2000          1999
                                                       $             $          $            $
                                               -----------      ---------    ---------    ----------

SALES                                               58,635            --         72,280          --
COST OF SALES                                       57,923                      130,713
                                               -----------      ---------    ---------    ----------
GROSS PROFIT (LOSS)                                    712            --       (58,433)          --
                                               -----------      ---------    ---------    ----------

OPERATING EXPENSES

   Depreciation and amortization                   256,267        22,230        347,851      35,277
   General and administrative                      500,701       113,868        790,792     203,269
   Sales and marketing                           1,114,037        25,265      1,661,171      33,967
   Shareholder communications                       59,395        52,317        126,595      93,286
   Stock options compensation [NOTE 6]                  --            --             --     548,800
   Technical operations and development            577,817            --      1,085,573          --
                                               -----------      ---------    ---------    ----------
                                                 2,508,217       213,680      4,011,982     914,599
LOSS FROM CONTINUING OPERATIONS AND

   BEFORE OTHER ITEMS                          (2,507,505)     (213,680)    (4,070,415)   (914,599)
                                               -----------      ---------    ---------    ----------
OTHER ITEMS

   Interest                                         64,353            --         76,626          --
   Financing                                      (74,517)       (9,905)       (74,517)    (10,873)
   Foreign exchange                                  9,279       (1,161)          4,644     (4,374)
                                               -----------      ---------    ---------    ----------
LOSS AND COMPREHENSIVE LOSS BEFORE

   DISCONTINUED OPERATIONS                     (2,508,390)     (224,746)    (4,063,662)   (929,846)
DISCONTINUED OPERATIONS [NOTE 3]                        --         4,984             --     (2,065)
                                               -----------      ---------    ---------    ----------
LOSS AND COMPREHENSIVE LOSS FOR THE PERIOD

                                               (2,508,390)     (219,762)    (4,063,662)   (931,911)
                                               ===========     ==========   ===========   ==========

LOSS PER COMMON SHARE                               (0.11)        (0.01)         (0.19)      (0.05)
                                               ===========     ==========   ===========   ==========

WEIGHTED AVERAGE SHARES USED IN THE
   COMPUTATION OF LOSS PER SHARE                22,104,264    20,108,698     21,772,984  19,999,764
                                               ===========     ==========   ===========   ==========


SEE ACCOMPANYING NOTES

                           CONSOLIDATED STATEMENTS OF
                        SHAREHOLDERS' EQUITY (DEFICIENCY)
                                   (Unaudited)

                                                                 (in US dollars)

                                                                                           ADDITIONAL RETAINED

                                          PREFERRED STOCK               COMMON STOCK         PAID IN   EARNINGS
                                          SHARES     AMOUNT          SHARES     AMOUNT       CAPITAL  (DEFICIT)
                                            #          $                #          $          $         $
                                         ---------  -----------  -----------    ----------  ----------- -------------

BALANCE, JULY 31, 1998                      --            --      19,890,831       11,892      543,525     (661,996)
Preferred shares issued [NOTE 7]           8,500     7,089,775          --           --           --           --
Warrants issued on financing [NOTE 7}       --            --            --           --      1,000,000         --

Stock options exercised                     --            --         765,500          766      392,484         --
Compensatory stock options                  --            --            --           --        681,100         --
Loss for the year                           --            --            --           --           --     (2,231,074)
                                         ---------  -----------  -----------    ----------  ----------- -------------
BALANCE, JULY 31, 1999                     8,500     7,089,775    20,656,331       12,658    2,617,109   (2,893,070)
Stock options exercised                     --            --         605,551          606    2,193,714         --
Conversion of preferred shares            (1,875)   (1,625,705)      495,426          495    1,625,210           __
[NOTE 7]
Conversion of amounts due to                  __            __        32,535           33      203,313           __
shareholder                                   __            __       338,983          339    1,999,656           __
   and affiliated company [NOTE 5]
Issue of restricted shares [NOTE 8]

Loss for the quarter                        --                            __         --           --     --(4,063,662)
Accrued preferred share premium             --         245,034          --           --           --       (245,034)
                                         ---------  -----------  -----------    ----------  ----------- -------------
BALANCE, JANUARY 31, 2000                  6,625     5,709,104    22,128,826       14,131    8,639,002   (7,201,766)
                                         =========  ===========  ===========    ==========  =========== =============

SEE ACCOMPANYING NOTES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                 (in US dollars)


                                                                             FOR 6 MONTHS
                                                                           ENDED JANUARY 31

                                                                         2000               1999
                                                                           $                  $
                                                                     -----------         ----------
OPERATING ACTIVITIES

Loss for the period                                                  (4,063,662)         (931,911)
Items not requiring an outlay of cash
   Share option compensation expense [NOTE 6]                                --           548,800
   Share option professional fees expense [NOTE 6]                           --            12,600
   Amortization                                                         347,851            50,508
                                                                     -----------         ----------
                                                                     (3,715,811)         (320,003)

Changes in non-cash operating working capital

   Trade and other receivables                                          (97,864)                --
   Inventory                                                                  --             1,992
   Prepaid expenses                                                      (2,624)            4,466
   Accounts payable and accrued liabilities                              27,265           (74,887)
                                                                     -----------         ----------
CASH USED IN OPERATING ACTIVITIES                                    (3,789,034)         (388,432)
                                                                     -----------         ----------
INVESTING ACTIVITIES

Capitalized development costs                                        (2,970,337)                --
Purchase of capital assets                                             (728,014)         (147,016)
                                                                     -----------         ----------
CASH USED IN INVESTING ACTIVITIES                                    (3,698,351)         (147,016)
                                                                     -----------         ----------

FINANCING ACTIVITIES
Advances (to) from shareholders                                         (16,466)          150,131
Advances (to) from affiliated company                                   (14,467)          154,104
Note payable                                                                 --           500,000
Lease payable                                                           152,587                --
Issue of restricted shares                                            1,999,995                --
Stock options exercised                                               2,194,320           326,800
                                                                     -----------         ----------
CASH PROVIDED BY FINANCING ACTIVITIES                                 4,315,969         1,131,035
                                                                     -----------         ----------
Effect of exchange rate changes on cash                                  65,176              (207)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS DURING THE          (3,106,240)          595,380
QUARTER

Cash and cash equivalents, beginning of period                        5,649,073            14,996
                                                                     -----------         ----------
CASH AND CASH EQUIVALENTS, END OF PERIOD                              2,542,833           610,376
                                                                     ===========         ==========

SUPPLEMENTAL CASH FLOW DISCLOSURE
Interest - paid                                                           6,728            11,610
                                                                     ===========         ==========


SEE ACCOMPANYING NOTES

The following notes are to be read in conjunction with the notes to our audited financial statements above.

1. NATURE OF BUSINESS

Global Media Corp. (the "Company") was incorporated on April 8, 1997 in the State of Nevada and is headquartered in Vancouver, B.C., Canada. During the third quarter of fiscal 1999, the company adopted an internet-focused business plan. Since then, it has been engaged primarily in the development of an electronic commerce web site, the development of a broadcast network over the internet, including streaming services, a customized media player and simulated live internet only radio stations, and the development of templates for the application of the e-commerce back-end system to multiple sites on the internet.

On May 18, 1999 a beta version of the e-commerce web site was launched and in September 1999, trial implementations were started for network associate e-commerce storefronts. On August 31, 1999, the beta implementation of the Global Media Broadcast Network began with the launch of three live network associate stations. In October 1999, ten simulated live internet-only stations were launched by the Company and integrated into the Global Media Player, at that time in beta form. In November 1999, nine of the simulated live stations were added to the stations directory presets of the RealPlayer. Also in November 1999, a revised version of the online store was launched. In January 2000, the Global Media Player was commercially launched.

2. SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States.

COMPARATIVE FIGURES

Certain   amounts  for  1999  have  been   reclassified   to  conform  with  the
currentquarter's presentation.

LOSS PER SHARE

Basic and fully diluted earnings per share has been computed using the weighted average number of common shares outstanding during the applicable period. The effect of common stock options and warrants would be anti-dilutive and therefore is not included in the calculation of fully diluted earnings per share.

3. DISCONTINUED OPERATIONS

The Company withdrew from the home satellite business in late fiscal 1998 and the call center business during the third quarter of fiscal 1999, and has therefore accounted for these businesses as discontinued operations, segregated in the accompanying consolidated statements of loss and comprehensive loss.

4. CAPITAL ASSETS


                                                                    ACCUMULATED          NET BOOK
                                                       COST        AMORTIZATION            VALUE
                                                         $               $                   $
                                                    ---------      -------------       -----------
JANUARY 31, 2000

Broadcast network development                       3,675,140           102,299         3,572,841
Communications infrastructure                          91,787            64,075            27,712
Computer hardware                                     878,708           154,044           724,664
Leasehold improvements                                 43,993             9,838            34,155
Office furniture and equipment                        124,971            25,767            99,204
Software                                              107,936            33,908            74,028
Web site development                                  530,322           213,486           316,836
                                                    ---------      -------------       -----------
                                                    5,452,857           603,417         4,849,440
                                                    =========      =============       ===========

JULY 31, 1999

Broadcast network development                         704,803                --           704,803
Communications infrastructure                          89,391            44,463            44,928
Computer hardware                                     295,417            59,834           235,583
Leasehold improvements                                 14,925             2,269            12,656
Office furniture and equipment                         50,661             6,477            44,184
Software                                               73,450            15,484            57,966
Web site development                                  525,859            88,545           437,314
                                                    ---------      -------------       -----------
                                                    1,754,506           217,072         1,537,434
                                                    =========      =============       ===========


5. RELATED PARTY TRANSACTIONS

[i]  AMOUNTS DUE TO SHAREHOLDER AND AFFILIATED COMPANY

As part of the Securities Purchase Agreement with RGC International Investors LDC ("RGC") [see note 7], the Company agreed to restructure the amounts due to a shareholder and an affiliated company of a shareholder. The agreement provided that one half of the amounts due to the shareholder and affiliated company will be repaid by the issue of common stock at a conversion price of $6.25 per share.

In furtherance of this agreement, on July 26, 1999 the Company entered into an agreement with the shareholder to convert 50% of the amount due plus interest of $16,455 (for a total of $127,000) into common stock at $6.25 per share and to repay the remaining $127,000 in four quarterly installments of $31,750. The first payment was made in November 1999.

On July 26, 1999 the Company entered into an agreement with the affiliated company of a shareholder to convert 50% of the amount due plus interest of $8,413 (for a total of $74,886) into common stock at $6.25 per share and to repay the remaining $74,886 in four quarterly installments of $18,722. The first payment was made in November 1999. 6. SHARE CAPITAL

STOCK OPTION PLANS

As of January 31, 2000, the Company had stock options outstanding under two plans: 180,500 pertain to the 1998 Stock Option Plan and 3,758,535 pertain to the 1999 Stock Option Plan. All the plans are administered by the Board of Directors who have sole discretion and authority to determine awards including the conditions of exercise.

The 1998 plan, which became effective on August 21, 1998, provided for the issuance of 1,000,000 options within a period of 10 years from the effective date. All 1,000,000 options were granted during the 1999 fiscal year at an exercise price of $0.50 per share, of which 980,000 were granted to employees and 20,000 were granted to outside contractors. All options were vested on grant. During the most recent quarter, 13,500 of these options were exercised. The 180,500 outstanding options have a remaining life of approximately six months.

At the time of granting options under the 1998 plan, the Company's shares were not yet publicly traded. On the first day of public trading, the Company's shares had a closing market price of $1.06 per share. The Company recognized compensation expense in the first quarter of the 1999 fiscal year of $548,800 for the granting of these options to employees in accordance with APB 25. In addition, the Company recognized compensation expense of $12,600 in the first quarter of the 1999 fiscal year for the granting of 20,000 options to outside contractors in accordance with SFAS 123.

The 1999 plan, which became effective on March 24, 1999, provides for the issuance of a total of 4,000,000 options within a period of 10 years from the effective date. During the most recent quarter, 285,000 options at an exercise price of $5.13, and 418,210 at an exercise price of $6.25 were granted. Of the 3,812,660 options granted in total, 2,071,910 options vest immediately and 1,740,750 vest on a quarterly basis over one year. The options expire five years from the date of grant. During the current quarter, 45,500 options were exercised providing proceeds of $198,480.

Activity in the stock option plans for the current period and prior year is as follows:


                                                       FOR 6 MONTHS                   FOR THE FISCAL YEAR
                                                  ENDED JANUARY 31, 2000              ENDED JULY 31, 1999
                                              ------------------------------     -------------------------------
                                                                 WEIGHTED                            WEIGHTED
                                                                 AVERAGE                             AVERAGE
                                                                 EXERCISE                            EXERCISE
                                                 OPTIONS          PRICE             OPTIONS           PRICE
                                                    #               $                  #                $
                                              -------------     ------------     -------------    --------------
Outstanding, beginning of period                 3,257,000          3.81                   --             --
Granted                                            784,535          6.02            4,022,500          3.18
Exercised                                         (102,500)         2.21             (765,500)         0.51
                                              -------------     ------------     -------------    --------------
Outstanding, end of period                       3,939,035          4.29            3,257,000          3.81
                                              =============     ============     =============    ==============
Options exercisable at the end of the
period                                           3,069,785          3.92            2,497,167          3.67
                                              =============     ============     =============    ==============


ACCOUNTING FOR STOCK BASED COMPENSATION

The Company applies APB 25 in accounting for its stock option plans for grants to employees. Where the exercise price is equal to or greater than the fair value of the stock at the date of the grant, no compensation is recorded. When the exercise price is less than the fair value, compensation expense for each option granted is recorded to the extent that the fair value exceeds the exercise price.

7. CONVERTIBLE PREFERRED SHARES

On May 6, 1999, the Company entered into a Securities Purchase Agreement and ancillary agreements with RGC International Investors LDC ("RGC") pursuant to which the Company issued, for cash, a 5% convertible debenture to RGC in the aggregate principal amount of $8,500,000. On July 19, 1999, the debenture was converted into 8,500 convertible preferred shares having a stated value of $1,000 per share. The convertible preferred shares are convertible from time to time at RGC's option into shares of common stock of the Company as follows: the stated value of each share of preferred stock together with a premium thereon accruing at a per annum rate of 5%, is convertible at the lesser of a fixed conversion price or a variable conversion price based on the market price of the common shares at the time of conversion. During the quarter, 1,875 preferred shares were converted to 495,426 common shares, leaving 6,625 convertible preferred shares outstanding at quarter end. The conversion price of the preferred shares is the lesser of:

 [a] 80% of the average of the seven consecutive lowest closing bid prices of the common shares reported on the OTC Bulletin Board (or Nasdaq Stock Market) during the 35 trading days ending one day prior to the date that RGC exercises its right to convert; or

[b]  $6.435.

Upon conversion of preferred shares by RGC, RGC has an investment option to acquire a number of additional common shares equal to the number of common shares with respect to which RGC is converting the preferred shares, at an exercise price equal to the conversion price. During the quarter, RGC exercised options to purchase 495,426 common shares for net proceeds of $1,936,804. To the extent any preferred shares are not converted prior to May 6, 2002, any previously unconverted portion is converted automatically into common shares under the same conversion terms described above.

In connection with the financing, RGC received warrants to purchase 680,000 common shares of the Company at an exercise price of $8.3475. The warrants have a five-year term. In addition, the Company agreed to provide the financing agents warrants to purchase 62,769 common shares at an exercise price of $8.125 which expire in five years.

The proceeds from RGC were allocated to the underlying instruments in accordance with their fair values at the date of issuance such that $7,500,000 was allocated to the preferred shares and the related investment options and $1,000,000 was allocated to the warrants and included in additional paid in capital. The unamoritzed finance costs are presented as a reduction of the carrying value of the preferred shares.

At July 31, 1999, the convertible preferred shares were required to be classified as mezzanine equity as there was a potential mandatory redemption event relating to the Company's obligation to register the common shares issuable upon conversion of the preferred shares and upon exercise of the related investment options and warrants for public resale. On August 26, 1999, the Company's Form SB-2 registration statement registering the underlying shares was declared effective by the SEC. As a result, the preferred shares from this date onwards have been classified as shareholders' equity.

8.  STRATEGIC RELATIONSHIP AGREEMENT

On December 7, 1999, the Company entered into a strategic relationship with Standard Radio Inc. ("Standard"). Under the terms of this transaction, Standard invested $2 million into the Company and received 338,983 restricted common shares of the Company with customary piggy-back registration rights. Standard also committed to cause all radio stations owned by it at the time or during the three years following, to become network associates in the Global Media E-Commerce Network and Broadcast Network.

In connection with the agreement, on December 7, 1999 Standard's Chief Executive Officer was appointed to the Company's Board of Directors. Upon accepting his position on the Board, Standard's CEO received 125,000 options in his capacity as a director pursuant to the 1999 Stock Option Plan, at an exercise price equal to the closing price of the common stock on the OTC Bulletin Board on the date of the grant. The options vest over a three-year period on a quarterly basis from the date of grant and will expire five years from the grant date.

Furthermore, effective December 7, 1999 the Company and each of the six general managers of the Standard radio stations, Standard's national program director and the general manager of Standard's syndication division entered into consulting agreements. In exchange for future services granted, the Company granted each individual up to 20,000 options pursuant to the 1999 Stock Option Plan at an exercise price equal to the closing price of the common stock on the OTC Bulletin Board on the date of the grant. The options vest over a one year period from the date of grant depending on certain performance criteria being met, and will expire five years from the grant date.

9. COMMITMENTS AND CONTINGENCIES

[i] The Company received notice from an interested party on September 27, 1999 that it believes the Company to be in violation of certain registered trademarks which it possesses in certain Canadian provinces. While no legal proceedings have been initiated by this party, the notice represents a claim that is reasonably possible of assertion. Management believes the claim is without merit and if asserted, will not be successful. However, Management believes that if successfully asserted, the impact of the claim will be immaterial.

[ii] No commitments outside of the regular course of business were entered into during the quarter.

[iii]During the quarter, the Company entered into support and upgrade and marketing agreements with RealNetworks, Inc. Combined, the agreements represented total commitments of $5,320,000, of which $596,000 has been paid by the Company to date. The remaining commitment will be paid as follows: $596,000 in the third quarter of fiscal 2000; $4,096,000 in the fourth quarter of fiscal 2000; and $32,000 in the first quarter of fiscal 2001.

10. INCOME TAXES

For financial reporting purposes, a valuation allowance has been established for all deferred tax assets due to the uncertainty of realization.

11. SUBSEQUENT EVENTS

[i]  OPTIONS

Subsequent to quarter end, RGC International Investors LDC ("RGC") exercised investment options to purchase 596,630 common shares of the Company, in conjunction with an equivalent conversion of preferred shares. The Company received net proceeds of $2,551,355 from the option exercises.

PROXY SOLICITED BY THE BOARD OF DIRECTORS OF GLOBALMEDIA.COM

The undersigned appoints Michael Metcalfe (and Robert Fuller, if Mr. Metcalfe is unable to serve), as the undersigned's lawful attorney and proxy, with full power of substitution and appointment, to act for and in the stead of the undersigned to attend and vote all of the undersigned's shares of the Common Stock of GLOBALMEDIA.COM, a Nevada corporation, at the Special Meeting of Shareholders to be held at the Company's office, 400 Robson Street, Vancouver, British Columbia, at 10:00 am. Pacific Standard Time, on June 2, 2000, and any and all adjournments thereof, for the following purpose:



PROPOSAL NO.  1.  APPROVAL  OF THE  POTENTIAL  ISSUANCE  OF IN  EXCESS OF TWENTY
                  PERCENT OF THE OUTSTANDING COMMON STOCK

[   ]  FOR    [   ] AGAINST   [    ] ABSTAIN

IF THE SHAREHOLDER DOES NOT INDICATE A PREFERENCE, MANAGEMENT INTENDS TO VOTE FOR THE PROPOSAL.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATION ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS FOR WHICH THE SHAREHOLDER HAS NOT INDICATED A PREFERENCE OR IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE SPECIAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

In the Shareholder's discretion the Proxy is authorized to vote on such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

The undersigned revokes any proxies heretofore given by the undersigned and acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement furnished herewith and the Annual Report to Shareholders previously provided.

Dated:          , 2000                   --------------------------------
      ----------
                                         --------------------------------

Signature(s) should agree with the name(s) hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GLOBALMEDIA.COM PLEASE SIGN AND RETURN THIS PROXY TO DENNIS BROVARONE, ATTORNEY AT LAW, 11249 W. 103RD DRIVE, WESTMINSTER, CO 80021. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.